THIRD AMENDED, RESTATED, AND CONSOLIDATED CREDIT AGREEMENT

between

DOBSON CC LIMITED PARTNERSHIP

Borrower

and

BANK OF AMERICA, N.A.

Lender

$60,000,000

May 16, 2003

TABLE OF CONTENTS

Page

SECTION 1 DEFINITIONS AND TERMS. *

1.1 Definitions *

1.2 Number and Gender of Words; Other References *

1.3 Accounting Principles *

1.4 Share Prices and Numbers *

SECTION 2 LOAN *

2.1 Loan *

SECTION 3 TERMS OF PAYMENT. *

3.1 Notes and Payments. *

3.2 Interest and Principal Payments. *

3.3 Mandatory Payments *

3.4 Default Rate *

3.5 Interest Recapture *

3.6 Interest Calculations *

3.7 Maximum Rate *

3.8 Order of Application. *

3.9 Offset *

3.10 Capital Adequacy *

3.11 Taxes *

SECTION 4 [INTENTIONALLY OMITTED]. *

SECTION 5 SECURITY. *

5.1 [Intentionally Omitted]. *

5.2 Collateral *

5.3 Negative Pledge *

5.4 Control; Limitation of Rights *

5.5 Release of Collateral. *

5.6 Restrictions Pertaining to Control Shares *

5.7 Reasonable Efforts to Sell *

5.8 Conveyance of Collateral *

5.9 Non-Recourse *

SECTION 6 CONDITIONS PRECEDENT. *

6.1 Conditions Precedent to Closing *

6.2 Conditions Precedent to Loan *

SECTION 7 REPRESENTATIONS AND WARRANTIES *

7.1 Purpose of the Loan *

7.2 Existence, Good Standing, Authority, and Authorizations *

7.3 Pledged Shares *

7.4 Authorization and Contravention *

7.5 Binding Effect *

7.6 Litigation, Claims, Investigations *

7.7 Taxes *

7.8 Employee Benefit Plans *

7.9 Properties; Liens *

7.10 Government Regulations *

7.11 Transactions with Affiliates *

7.12 Debt *

7.13 Material Agreements *

7.14 Compliance with Laws *

7.15 Tradename *

7.16 No Default *

7.17 Full Disclosure *

7.18 Financial Statements *

7.19 Ownership of Borrower *

7.20 Tax Shelter Regulations *

7.21 Control Shares *

SECTION 8 COVENANTS *

8.1 Use of Proceeds *

8.2 Books and Records *

8.3 Items to be Furnished *

8.4 Inspections *

8.5 Taxes *

8.6 Payment of Obligation *

8.7 Maintenance of Existence, Assets, and Business *

8.8 Preservation and Protection of Rights *

8.9 Debt and Guaranties *

8.10 Liens *

8.11 Transactions with Affiliates *

8.12 Compliance with Laws and Documents *

8.13 Assignment *

8.14 Fiscal Year and Accounting Methods *

8.15 Government Regulations *

8.16 Loans, Advances, and Investments *

8.17 Distributions *

8.18 Sale of Assets *

8.19 Mergers and Dissolutions; Sale of Capital Stock *

8.20 New Business *

8.21 Amendments to Documents *

8.22 [Intentionally Omitted] *

8.23 Lock-Up Agreements *

8.24 Logix Transaction *

SECTION 9 DEFAULT *

9.1 Payment of Obligation *

9.2 Covenants *

9.3 Debtor Relief *

9.4 Judgments and Attachments *

9.5 Government Action *

9.6 Misrepresentation *

9.7 Change of Management *

9.8 Change of Control *

9.9 Change in Control *

9.10 Everett R. Dobson *

9.11 Authorizations *

9.12 Default Under Other Debt and Agreements *

9.13 Validity and Enforceability of Loan Papers *

9.14 Material Adverse Effect *

9.15 Dissolution *

9.16 Communications Merger *

9.17 Defaults Relating to Communications *

SECTION 10 RIGHTS AND REMEDIES. *

10.1 Remedies Upon Default. *

10.2 Waivers *

10.3 Performance by Lender *

10.4 Delegation of Duties and Rights *

10.5 Not in Control *

10.6 Course of Dealing *

10.7 Cumulative Rights *

10.8 Application of Proceeds *

10.9 Certain Proceedings *

10.10 Expenditures by Lender *

10.11 Indemnification *

SECTION 11 MISCELLANEOUS. *

11.1 Headings *

11.2 Nonbusiness Days *

11.3 Communications *

11.4 Form and Number of Documents *

11.5 Exceptions to Covenants *

11.6 Survival *

11.7 Governing Law *

11.8 Invalid Provisions *

11.9 Entirety *

11.10 Jurisdiction; Venue; Service of Process; Jury Trial *

11.11 Amendments, Consents, Conflicts, and Waivers. *

11.12 Multiple Counterparts *

11.13 Successors and Assigns; Assignment *

11.14 Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances *

11.15 Restatement of Existing Loan Agreement/No Novation *

11.16 Release *

SCHEDULES AND EXHIBITS

Schedule 5.7 - Excluded Collateral

Schedule 6.1 - Conditions Precedent to Closing

Schedule 7.2 - Jurisdiction and Authorization

Schedule 7.3 - Capitalization; Pledged Shares

Schedule 7.13 - Material Agreements

Schedule 7.19 - Ownership of Borrower

Schedule 7.21 - Control Shares

Schedule 8.9 - Existing Debt

Schedule 8.10 - Existing Liens

Schedule 8.16 - Loans, Advances, and Investments

Exhibit A-1 - Form of Third Amended, Restated and Consolidated Note

Exhibit A-2 - Form of Deferred Interest Note

Exhibit B - Form of Third Amended and Restated Pledge, Assignment, and Security Agreement

THIRD AMENDED, RESTATED, AND CONSOLIDATED CREDIT AGREEMENT

THIS THIRD AMENDED, RESTATED, AND CONSOLIDATED CREDIT AGREEMENT is entered into as of May 16, 2003, between Dobson CC Limited Partnership, an Oklahoma limited partnership ("Borrower"), and Bank of America, N.A. ("Lender").

RECITALS

A. Borrower and Lender are parties to that certain Second Amended, Restated, and Consolidated Credit Agreement dated as of March 15, 2002, but effective as of January 15, 2002, as amended by the First Amendment thereto dated as of March 31, 2003 and the Second Amendment thereto dated as of April 21, 2003 (as such amendment may have been modified) (as amended, the "Existing Loan Agreement"), which Existing Loan Agreement matures by its terms on May 16, 2003.

B. Pursuant to the Settlement Agreement (defined below), and as a result of certain transactions described therein, the outstanding indebtedness owed to Lender by Borrower under the Existing Loan Agreement has been reduced, and Lender has released its security interest in certain of the collateral for such indebtedness.

C. Borrower and Lender now desire to amend and restate the Existing Loan Agreement, in the form of this Third Amended, Restated, and Consolidated Credit Agreement (as amended, modified, supplemented and restated from time to time, this "Agreement"), in order to modify and amend certain provisions of the Existing Loan Agreement.

D. In consideration of the foregoing and the promises and the agreements hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree that, effective upon the Closing Date as hereinafter defined, the Existing Loan Agreement is amended and restated in its entirety as follows:

  DEFINITIONS AND TERMS.

    Definitions

    . As used herein:

    Affiliate of any Person means any other individual or entity who directly or indirectly controls, or is controlled by, or is under common control with, such Person, and, for purposes of this definition only, "control," "controlled by," and "under common control with" mean possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract, or otherwise).

    Agreement is defined in the Recitals hereto.

    Amended and Restated Note means the Third Amended, Restated, and Consolidated Note substantially in the form of the attached Exhibit A-1, and all renewals, extensions, modifications, and rearrangements thereof and any and all substitutions therefor.

    Anniversary Period means each consecutive twelve-month period ending on an anniversary of the effective date of this Agreement.

    Authorizations means all filings, recordings, and registrations with, and all validations or exemptions, approvals, orders, authorizations, consents, franchises, licenses, certificates, and permits from, any Governmental Authority (including, without limitation, the FCC and applicable PUCs).

    Bank Shares is defined in Section 5.5(b).

    Base Rate means, for any day, a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate for such day plus one-half of one percent (.5%) and (b) the rate of interest in effect for such day as publicly announced from time to time by Lender as its "prime rate." Such prime rate is a rate set by Lender based upon various factors including Lender's costs and desired return, general economic conditions, and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Lender shall take effect at the opening of Lender's business on the day specified in the public announcement of such change. If such rate becomes unavailable during the term of this Agreement, then Lender may designate a substitute index after notifying Borrower. Lender will advise Borrower of the current rate upon Borrower's request.

    Bona Fide Purchaser is defined in Section 5.5(b).

    Borrower is defined in the preamble.

    Business Day means for all purposes, any day other than Saturday, Sunday, and any other day on which commercial banking institutions are required or authorized by Law to be closed in Oklahoma City, Oklahoma.

    Capital Lease means any capital lease or sublease which should be capitalized on a balance sheet in accordance with GAAP.

    Change in Control means if any "person" or "group", within the meaning of Section 13(d) or Section 14(d) of the Exchange Act becomes the "beneficial owner" as defined in Rule 13(d)-3 under the Exchange Act, of more than 35% of the total voting power of the voting capital stock of Communications on a fully diluted basis and such ownership represents a greater percentage of the total voting power of the total voting capital stock of Communications, on a fully diluted basis, than is held by Everett R. Dobson and his Affiliates.

    Claim means any controversies or claims between Borrower and Lender, whether arising in contract, tort, or by statute, including but not limited to controversies or claims that arise out of or relate to: (i) this Agreement (including any renewals, extensions, or modifications); or (ii) any other Loan Paper or any document related to any Loan Paper.

    Class A Common Stock means $0.01 par value Class A Common Stock of Communications.

    Class B Common Stock means $0.01 par value Class B Common Stock of Communications.

    Closing Date means the date upon which this Agreement has been executed by Borrower and Lender and all conditions precedent specified in Sections 6.1 and 6.2 have been satisfied or waived.

    Code means the Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated thereunder.

    Collateral is defined in Section 5.2.

    Collateral Documents means all security agreements, pledge agreements, assignments of membership or partnership interests, and guaranties at any time delivered to Lender to create or evidence Liens securing the Obligation, together with all reaffirmations, amendments, and modifications thereof or supplements thereto.

    Communications means Dobson Communications Corporation, an Oklahoma corporation.

    Communications Act means, collectively, The Communications Act of 1934, as amended from time to time, and the rules and regulations thereunder which are in effect at any time.

    Communications Agreement means any credit agreement, indenture, certificate of designation, articles of incorporation, or other agreement governing or related to the issuance by Communications or a Subsidiary of Communications of Debt or preferred stock.

    Communications Change in Control means a default, repurchase obligation, mandatory repayment or other requirement or remedy that results under any Communications Agreement from a Change in Control.

    Compliance Certificate means a certificate signed by a Responsible Officer, on terms reasonably acceptable to Lender.

    Control Shares means that number of shares of Class B Common Stock which must be beneficially owned by Borrower to avoid a potential Communications Change in Control.

    Debt means (without duplication), for any Person, the sum of the following: (a) all liabilities, obligations, and indebtedness of such Person which in accordance with GAAP should be classified upon such Person's balance sheet as liabilities in respect of (i) money borrowed, including, without limitation, the Principal Debt, (ii) obligations of such Person under Capital Leases, and (iii) obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations, and obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (b) all obligations of the type referred to in clauses (a)(i) through (a)(iii) preceding of other Persons for the payment of which such Person is responsible or liable as obligor, guarantor, or otherwise; (c) all obligations of the type referred to in clauses (a)(i) through clause (a)(iii) and clause (b) preceding of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and (d) the face amount of all letters of credit and banker's acceptances issued for the account of such Person, and without duplication, all drafts drawn and unpaid thereunder.

    Debtor Relief Laws means the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, fraudulent transfer or conveyance, suspension of payments, or similar Laws from time to time in effect affecting the Rights of creditors generally.

    Default is defined in Section 9.

    Default Rate means a per annum rate of interest equal from day-to-day to the lesser of (a) the sum of the Base Rate plus two percent (2%), and (b) the Maximum Rate.

    Deferred Interest Note is defined in Section 3.2.

    Distribution for any Person means, with respect to any shares of any capital stock, any membership or partnership interests, or other equity securities issued by such Person, (a) the retirement, redemption, purchase, or other acquisition for value of any such securities, (b) the declaration or payment of any dividend on or with respect to any such securities, and (c) any other payment by such Person with respect to such securities.

    Dobson Parkway Distributions is defined in Section 3.3.

    Dobson/Sygnet Credit Agreement means that certain Credit Agreement dated as of December 23, 1998, as amended from time to time, between Dobson/Sygnet Operating Company, Bank of America, N.A., as Administrative Agent, and the Lenders from time to time parties thereto.

    Dollars and the symbol $ means lawful money of the United States of America.

    Employee Plan means an employee pension benefit plan covered by Title IV of ERISA and established or maintained by Borrower or any ERISA Affiliate, but not including any Multiemployer Plan.

    Environmental Law means any applicable Law that relates to (a) the condition or protection of air, groundwater, surface water, soil, or other environmental media, (b) the environment, including natural resources or any activity which affects the environment, (c) the regulation of any pollutants, contaminants, wastes, substances, and Hazardous Substances, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss 9601 et seq.) ("CERCLA"), the Clean Air Act (42 U.S.C. ss 7401 et seq.), the Federal Water Pollution Control Act, as amended by the Clean Water Act (33 U.S.C. ss 1251 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. ss 136 et seq.), the Emergency Planning and Community Right to Know Act of 1986 (42 U.S.C. ss 11001 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. ss 1801 et seq.), the National Environmental Policy Act of 1969 (42 U.S.C. ss 4321 et seq.), the Oil Pollution Act (33 U.S.C. ss 2701 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss 6901 et seq.), the Rivers and Harbors Act (33 U.S.C. ss 401 et seq.), the Safe Drinking Water Act (42 U.S.C. ss 201 and ss 300f et seq.), the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984 (42 U.S.C. ss 6901 et seq.), the Toxic Substances Control Act (15 U.S.C. ss 2601 et seq.), and analogous state and local Laws, as any of the foregoing may have been and may be amended or supplemented from time to time, and any analogous future enacted or adopted Law, or (d) the Release or threatened Release of Hazardous Substances.

    ERD Trust means the Everett R. Dobson Irrevocable Family Trust, u/t/a November 9, 1994, and a limited partner of Borrower.

    ERISA means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and rulings thereunder.

    ERISA Affiliate means any company or trade or business (whether or not incorporated) which, for purposes of Title IV of ERISA, is, or has been within the past six years, a member of Borrower's controlled group or which is, or has been within the past six years, under common control with Borrower within the meaning of Section 414(b), (c), (m), or (o) of the Code.

    Exchange Act means the Securities Exchange Act of 1934, as amended.

    Exhibit means an exhibit to this Agreement unless otherwise specified.

    Existing Investments is defined in Section 8.16.

    Existing Loan Agreement is defined in the recitals hereto.

    Existing Loan Papers means the Existing Loan Agreement, and all other "Loan Papers" as defined in the Existing Loan Agreement.

    Family Trust or Family Trusts means collectively the ERD Trust, the STD Trust, and the RLD Trust.

    FCC means the Federal Communications Commission and any successor regulatory body.

    Federal Funds Rate means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, then the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, then the Federal Funds Rate for such day shall be the average rate charged to Lender on such day on such transactions as determined by Lender.

    Financial Affidavit means the Affidavit of Financial Condition to be delivered by Borrower and each guarantor under the Existing Loan Agreement delivered to Lender in connection with the closing of this Agreement.

    Financial Statements of any Person that is not an individual means balance sheets, statements of operations, and statements of cash flows prepared in accordance with GAAP, which balance sheets, statements of operations, and statements of cash flows shall be in comparative form to the corresponding period of the preceding fiscal year. In addition, any annual Financial Statements for Persons other than individuals must include statements of shareholders' equity prepared in accordance with GAAP, which statements of shareholders' equity shall be in comparative form to the prior fiscal year-end figures.

    GAAP means generally accepted accounting principles of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board which are applicable from time to time.

    Governmental Authority means any (a) local, state, municipal, or federal judicial, executive, or legislative instrumentality, (b) private arbitration board or panel, or (c) central bank.

    Hazardous Substance means (a) any substance that is designated, defined, or classified as a hazardous waste, hazardous material, pollutant, contaminant, or toxic or hazardous substance under any Environmental Law, including without limitation, any hazardous substance within the meaning of Section 101(14) of CERCLA, (b) petroleum, oil, gasoline, natural gas, fuel oil, motor oil, waste oil, diesel fuel, jet fuel, and other petroleum hydrocarbons, (c) regulated asbestos and asbestos-containing materials in any form, (d) polychlorinated biphenyls, or (e) urea formaldehyde foam.

    Interest Payment Date is defined in Section 3.2.

    Investment Assets are those investment accounts listed on Schedule 8.16 hereto, as such Schedule may be amended from time to time with the approval of Lender.

    Laws means all applicable statutes, laws, treaties, ordinances, tariff requirements, rules, regulations, orders, writs, injunctions, decrees, judgments, opinions, or interpretations of any Governmental Authority.

    Lehman means LB I Group, Inc.

    Lehman Option means the option to purchase by Lehman from Borrower of up to 2,000,000 shares of Class A Common Stock for a price not less than $4 per share, subject to the terms of the Lehman Purchase Documents.

    Lehman Optioned Stock means up to 2,000,000 shares of Class A Common Stock and subject to the Lehman Option, together with any and all cash, securities, or other property (i) distributed by Communications to the holder thereof and (ii) subject to the Lehman Option pursuant to the Lehman Purchase Documents.

    Lehman Purchase means that certain purchase of the Lehman Purchased Stock by Lehman from Borrower, and governed by the Lehman Purchase Documents.

    Lehman Purchase Documents means a stock purchase agreement and other related purchase and sale documents to be executed by Lehman and Borrower for the purpose of governing the Lehman Purchase.

    Lender is defined in the preamble.

    Lien means any lien, mortgage, security interest, pledge, assignment, charge, title retention agreement, or encumbrance of any kind, and any other Right of or arrangement with any creditor (other than under or relating to subordination or other intercreditor arrangements) to have its claim satisfied out of any property or assets, or the proceeds therefrom, prior to the general creditors of the owner thereof.

    Litigation means any action by or before any Governmental Authority.

    Loan is defined in Section 2.1.

    Loan Papers means (a) this Agreement, the Notes, the Option Agreement, the Registration Rights Agreement, the Collateral Documents, the Settlement Agreement, and the Stock Purchase Agreement, (b) all agreements, documents, or instruments in favor of Lender ever delivered pursuant to this Agreement or otherwise delivered in connection with all or any part of the Obligation other than any such agreements, documents, and instruments which have been terminated, released, or have explicitly by their terms expired, and (c) any and all future renewals, extensions, restatements, reaffirmations, or amendments of, or supplements to, all or any part of the foregoing.

    Logix Communications means LCC Estate Corporation (formerly, Logix Communications Corporation), an Oklahoma corporation.

    Logix Enterprises means LCE Estate Corporation (formerly, Logix Communications Enterprises, Inc.), an Oklahoma corporation.

    Margin Stock means margin stock as defined in Section 221.2 of Regulation U, and any successor regulations.

    Material Adverse Event means any set of one or more circumstances or events which, individually or collectively, could reasonably be expected to result in any (a) material impairment of the ability of Borrower to perform any of its payment or other material obligations under the Loan Papers or the ability of Lender to enforce any such obligations or any of its Rights under the Loan Papers, (b) material and adverse effect on the business, properties, condition (financial or otherwise), or results of operations of Borrower, either singly or in the aggregate, or (c) Default or Potential Default.

    Maturity Date means the earliest of (a) March 31, 2008, (b) the effective date of any acceleration of the maturity of the Loan, and (c) payment in full of the Obligation.

    Maximum Amount and Maximum Rate respectively mean the maximum non-usurious amount and the maximum non-usurious rate of interest which, under applicable Law, Lender is permitted to contract for, charge, take, reserve, or receive on the Obligation.

    Merger Transaction has the meaning given to such term in the Lehman Purchase Documents as of the Closing Date.

    Merger Transaction Agreement has the meaning given to such term in the Lehman Purchase Documents as of the Closing Date.

    Minimum Payment is defined in Section 3.3.

    Moody's is defined in Section 8.16.

    Multiemployer Plan means any employer-benefit plan of the type described in Sections 3(37) or 4001(a)(3) of ERISA, or Section 414(f) of the Code, to which Borrower or any ERISA Affiliate makes or is obligated to make contributions or during the preceding three (3) calendar years, has made or been obligated to make contributions.

    Net Cash Proceeds for any Person means with respect to any sale, redemption, disposition, or exchange of any Collateral or other assets, all cash (freely convertible into Dollars) received or receivable, on or after the date of consummation of such transaction, by such Person from such transaction, after payment of all usual and customary brokerage commissions and all other reasonable fees and expenses related to such transaction, if any (including, without limitation, reasonable attorneys' fees and closing costs incurred in connection with such transaction).

    Notes mean the Amended and Restated Note, and, if applicable, the Deferred Interest Note.

    Obligation means all present and future indebtedness, liabilities, and obligations, and all renewals and extensions thereof, or any part thereof, now or hereafter owed to Lender or any Affiliate of Lender by Borrower arising from, by virtue of, or pursuant to any Loan Paper, together with all interest accruing thereon, and fees, costs, and expenses (including, without limitation, all attorneys' fees and expenses incurred in the enforcement or collection thereof) payable under the Loan Papers. As of the Closing Date, after giving effect to the transactions contemplated by the Settlement Agreement, the portion of the Obligation (other than any portion of the Obligation that is unliquidated or contingent) is $60,000,000, such amount subject to increase after the Closing Date as provided herein.

    Option Agreement means that certain Option Agreement dated as of March 15, 2002, between Lender and Borrower pursuant to which Borrower has granted Lender options to purchase shares of Class A Common Stock as more fully described therein.

    Other Taxes is defined in Section 3.11.

    Permitted Debt means Debt permitted under Section 8.9 as described in such Section.

    Permitted Liens means Liens permitted under Section 8.10 as described in such Section.

    Person means any individual, entity, or Governmental Authority.

    Pledge Agreement means, collectively, (a) the Third Amended and Restated Pledge, Assignment, and Security Agreement, dated as of the date hereof, substantially in the form and upon the terms of Exhibit B, executed and delivered by Borrower in favor of Lender pursuant to the requirements of the Loan Papers, (b) the Pledge Agreement, dated as of the date hereof, in form and substance acceptable to Lender, executed and delivered by Everett R. Dobson in favor of Lender pursuant to the requirements of the Loan Papers, and (c) the Pledge Agreement, dated as of the date hereof, in form and substance acceptable to Lender, executed and delivered by the ERD Trust in favor of Lender pursuant to the requirements of the Loan Papers, together with any amendments, modifications, supplements, restatements, ratifications, or reaffirmations of such pledge agreements made in accordance with the Loan Papers.

    Pledged Shares is defined in the Pledge Agreement.

    Potential Default means the occurrence of any event or existence of any circumstance which, with the giving of notice or lapse of time or both, would become a Default.

    Principal Debt means, on any date of determination, the aggregate unpaid principal balance of the Loan.

    PUC means any state or local regulatory agency or Governmental Authority that exercises jurisdiction over telecommunications services or the rates therefor or over the ownership, construction, or operation of telecommunications network facilities or telecommunications systems or over Persons who own, construct, or operate telecommunications network facilities or telecommunications systems.

    Registration Rights Agreement means that certain Registration Rights Agreement dated as of March 15, 2002, between Lender, Borrower, and Communications.

    Regulation U means Regulation U of the Board of Governors of the Federal Reserve System, as amended.

    Release means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposal, deposit, dispersal, migrating, or other movement into the air, ground, or surface water, or soil.

    Release Event is defined in Section 5.5(b).

    Released Shares means (a) the 10,000,000 shares of Class B Common Stock, as to which Lender has released its Lien, security interest, and, except as otherwise provided herein, all other Rights and Claims pursuant to the terms of the Settlement Agreement; and (b) the 2,500,000 additional shares of Class B Common Stock as to which Lender may release its Lien, security interest, and, except as otherwise provided herein, all other Rights and Claims, subject to and in accordance with the terms of Section 5.5(b).

    Released Shares Property is defined in Section 5.2(g).

    Representatives means representatives, officers, directors, employees, attorneys, and agents.

    Responsible Officer means the chairman, president, chief executive officer, chief financial officer, senior vice president, or treasurer of RLD, Inc., or, for all purposes under the Loan Papers, any other officer designated from time to time by the Board of Directors of RLD, Inc., which designated officer is acceptable to Lender.

    Rights means rights, remedies, powers, privileges, and benefits.

    RLD, Inc. means RLD, Inc., an Oklahoma corporation, and the sole general partner of Borrower.

    RLD Trust means the Robbin L. Dobson Irrevocable Family Trust u/t/a November 9, 1994, and a limited partner of Borrower.

    Rule 144 is defined in Section 7.3.

    S&P is defined in Section 8.16.

    Schedule means, unless specified otherwise, a schedule attached to this Agreement, as the same may be supplemented and modified from time to time in accordance with the terms of the Loan Papers.

    Settlement Agreement means that certain Settlement Agreement dated as of the date hereof, by and among Borrower, the ERD Trust, the STD Trust, the RLD Trust, Everett R. Dobson, Stephen T. Dobson, Dobson Ranch Limited Liability Company, Cheyenne Stables, L.L.C., and Lender.

    Solvent means, as to a Person, that (a) the aggregate fair market value of such Person's assets exceeds its liabilities (whether contingent, subordinated, unmatured, unliquidated, or otherwise), (b) such Person has sufficient cash flow to enable it to pay its Debts as they mature, and (c) such Person does not have unreasonably small capital to conduct such Person's businesses.

    STD Trust means the Stephen T. Dobson Irrevocable Family Trust u/t/a November 9, 1994, and a limited partner of Borrower.

    Stockholder Agreement means the Stockholder and Investor Rights Agreement dated as of January 31, 2000, as amended from time to time.

    Stock Purchase Agreement means the Stock Purchase Agreement dated as of the date hereof, by and between Borrower, Everett R. Dobson, and Lender.

    Subsidiary of any Person means (a) any entity of which an aggregate of more than 50% (in number of votes) of the stock is owned of record or beneficially, directly or indirectly, by such Person, or (b) any partnership (limited or general) or limited liability company of which such Person shall at any time be the general partner or managing member, or own more than 50% of the issued and outstanding partnership or membership interests.

    Taxes means, for any Person, taxes, assessments, or other governmental charges or levies imposed upon such Person, its income, or any of its properties, franchises, or assets.

    Number and Gender of Words; Other References

    . Unless otherwise specified in the Loan Papers, (a) where appropriate, the singular includes the plural and vice versa, and words of any gender include each other gender, (b) heading and caption references may not be construed in interpreting provisions, (c) monetary references are to currency of the United States of America, (d) section, paragraph, annex, schedule, exhibit, and similar references are to the particular Loan Paper in which they are used, (e) references to "telecopy," "facsimile," "fax," or similar terms are to facsimile or telecopy transmissions, (f) references to "including" mean including without limiting the generality of any description preceding that word, (g) the rule of construction that references to general items that follow references to specific items are limited to the same type or character of those specific items is not applicable in the Loan Papers, (h) references to any Person include that Person's heirs, personal representatives, successors, trustees, receivers, and permitted assigns, (i) references to any Law include every amendment or supplement to it, rule and regulation adopted under it, and successor or replacement for it, and (j) references to any Loan Paper or other document include every renewal and extension of it, amendment and supplement to it, and replacement or substitution for it.

    Accounting Principles

    . All accounting and financial terms used in the Loan Papers and the compliance with each financial covenant therein, if any, shall be determined in accordance with GAAP, and, all accounting principles shall be applied on a consistent basis so that the accounting principles in a current period are comparable in all material respects to those applied during the preceding comparable period.

    Share Prices and Numbers

  . With respect to references herein to a "per-share" price for, or number of shares of, Class A Common Stock or Class B Common Stock, such per-share price or number of shares shall be adjusted to reflect the effect of any stock split, stock dividend, or reverse stock split pertaining to the Class A Common Stock.

  LOAN

    Loan

  . Subject to the conditions precedent described in the Loan Papers, on the Closing Date Lender shall lend to Borrower, in a single advance, the sum of $60,000,000 (the "Loan"). The Loan shall be advanced for the purpose of renewing and extending some of the unpaid principal, interest, fees, expenses, and other obligations outstanding under the Existing Loan Agreement, as of the Closing Date. The remaining principal outstanding under the Existing Loan Agreement shall be forgiven pursuant to the terms of the Settlement Agreement.

  TERMS OF PAYMENT.

    Notes and Payments.

    (a) The Loan and all interest which may accrue on the Loan shall be evidenced by the Amended and Restated Note in the original principal amount of $60,000,000, payable to the order of Lender, and, if applicable, the Deferred Interest Note.

    (b) Payment or prepayment on the Obligation is due and must be paid at Lender's principal office in Chicago, Illinois, in funds which are or will be available for immediate use by Lender by 12:00 noon, Chicago, Illinois time, on the day due. Payments made after 12:00 noon, Chicago, Illinois time, shall be deemed made on the Business Day next following.

    Interest and Principal Payments.

    (a) Subject to the provisions of the Loan Papers, including Sections 3.5 and 3.7, the Principal Debt and past-due interest on the Principal Debt shall bear interest at a rate equal to the Base Rate. Interest on the Loan shall be due and payable quarterly as it accrues on the last Business Day of each quarter, commencing on June 30, 2003, and on the Maturity Date (each an "Interest Payment Date"); provided, however, that prior to the Maturity Date interest shall be payable in cash only to the extent provided for under the mandatory prepayment provisions of Section 3.3. Any accrued interest not paid in cash on an Interest Payment Date shall become part of the Principal Debt and shall be evidenced by a deferred interest promissory note in the form of Exhibit A-2 ("Deferred Interest Note"). Borrower's failure to execute and deliver any Deferred Interest Notes shall not reduce Borrower's obligation hereunder.

    (b) Borrower shall pay each Minimum Payment as required by Section 3.3.

    (c) Any unpaid Principal Debt outstanding on the Maturity Date, is due and payable on the Maturity Date.

    (d) Borrower may voluntarily prepay all or any part of the Principal Debt from time to time and at any time, in whole or in part, without premium or penalty.

    Mandatory Payments

    . Borrower shall make payments to Lender upon the occurrence of the following events and in the following amounts: (a) concurrently with (but in no event later than one Business Day after Borrower has knowledge of the receipt of the proceeds thereof) any sale, redemption, disposition, or exchange, of any Collateral, including, without limitation, the sale of the Lehman Optioned Stock by Borrower to Lehman, in an amount equal to one hundred percent (100%) of the Net Cash Proceeds realized by Borrower from such transaction; and (b) concurrently with (but in no event later than one Business Day after Borrower has knowledge of the receipt of the proceeds thereof) Borrower's receipt of any Distributions or other cash proceeds paid to Borrower with respect to the Collateral, including, but not limited to Distributions made on account of any investment of Borrower in Logix Enterprises or Logix Communications (in the form of Debt or equity), but excluding Distributions with respect to the Lehman Optioned Stock, in an amount equal to one hundred percent (100%) of such Distributions or cash proceeds received by Borrower; provided, however that prior to the occurrence of a Default or Potential Default Borrower shall be entitled to receive, and not apply as prepayments, non-liquidating Distributions made from time to time by Dobson Parkway, L.L.C., to its members generally, in the ordinary course of its business, in the amount of up to $45,000 per month ("Dobson Parkway Distributions") (and Lender shall have no continued security interest or Lien nor any Right or Claim in the Dobson Parkway Distributions after they are received by Borrower); and, without limiting the foregoing, during each Anniversary Period, Borrower shall make payments to Lender, as a result of payments or Distributions made on account of the Debt or equity instruments or securities issued to Borrower by Logix Enterprises, in the amount of at least $3,000,000 (each a "Minimum Payment"). In its discretion, Borrower may cover shortfalls in Minimum Payments by making payments to Lender of the Net Cash Proceeds from (i) the sale by Borrower of Released Shares to the extent permitted by Section 8.18, or (ii) subject to Section 3.3(a), prior to the occurrence of a Default or Potential Default, the sale by Borrower of shares of Communications constituting Collateral so long as the price per share of any Collateral shares sold is not below $7.00 per share. Any payments made as a result of payments or Distributions made on account of the Debt or equity instruments or securities issued to Borrower by Logix Enterprises in excess of $3,000,000 per Anniversary Period, shall reduce future Minimum Payments on a pro rata basis.

    Default Rate

    . At the option of Lender and to the extent permitted by Law, all past-due Principal Debt and accrued interest thereon shall bear interest from maturity (stated or by acceleration) at the Default Rate until paid, and regardless of whether such payment is made before or after entry of a judgment.

    Interest Recapture

    . If the interest rate applicable to the Loan exceeds the Maximum Rate, then the rate of interest shall be limited to the Maximum Rate, but any subsequent reductions in such designated rate shall not reduce the rate of interest thereon below the Maximum Rate until the total amount of interest accrued thereon equals the amount of interest which would have accrued thereon if such designated rate had at all times been in effect. In the event that at maturity (stated or by acceleration), or at final payment of the Principal Debt, the total amount of interest paid or accrued is less than the amount of interest which would have accrued if such designated rates had at all times been in effect, then, at such time and to the extent permitted by Law, Borrower shall pay an amount equal to the difference between (a) the lesser of the amount of interest which would have accrued if such designated rates had at all times been in effect and the amount of interest which would have accrued if the Maximum Rate had at all times been in effect, and (b) the amount of interest actually paid or accrued on the Principal Debt.

    Interest Calculations

    . All payments of interest shall be calculated on the basis of actual number of days (including the first day but excluding the last day) elapsed computed on the basis of a year of 360 days. All interest rate determinations and calculations by Lender shall be conclusive and binding absent manifest error.

    Maximum Rate

    . It is the intention of the parties hereto to comply with applicable usury laws, if any; accordingly, notwithstanding any provision to the contrary in the Loan Papers, in no event shall the Loan Papers require or permit the payment, taking, reserving, receiving, collection, or charging of any sums constituting interest under applicable laws which exceed the maximum amount permitted by such laws. If any such excess interest is called for, contracted for, charged, taken, reserved, or received in connection with the loans evidenced by the Loan Papers, or in any communication by Lender or any other Person to Borrower or any other Person, or in the event all or part of the principal or interest hereof shall be prepaid or accelerated, so that under any of such circumstances or under any other circumstance whatsoever the amount of interest contracted for, charged, taken, reserved, or received on the amount of principal actually outstanding from time to time under the Loan Papers shall exceed the maximum amount of interest permitted by applicable usury laws, then in any such event it is agreed as follows: (a) the provisions of this paragraph shall govern and control, (b) neither Borrower nor any other Person now or hereafter liable for the payment of the Obligation shall be obligated to pay the amount of such interest to the extent such interest is in excess of the maximum amount of interest permitted by applicable usury laws, (c) any such excess which is or has been received notwithstanding this paragraph shall be credited against the then unpaid principal balance of the Obligation or, if the Obligation has been or would be paid in full, refunded to Borrower, and (d) the provisions of the Loan Papers relating thereto, and any communication to Borrower, shall immediately be deemed reformed and such excess interest reduced, without the necessity of executing any other document, to the maximum lawful rate allowed under applicable laws as now or hereafter construed by courts having jurisdiction hereof or thereof. Without limiting the foregoing, all calculations of the rate of the interest contracted for, charged, collected, taken, reserved, or received in connection with the Obligation which is made for the purpose of determining whether such rate exceeds the maximum lawful rate shall be made to the extent permitted by applicable laws by (i) amortizing, prorating, allocating and spreading during the period of the full term of the Loan, including all prior and subsequent renewals and extensions, all interest at any time contracted for, charged, taken, collected, reserved, or received, (ii) characterizing any non-principal payment as an expense, fee, or premium, rather than as interest, and (iii) excluding voluntary prepayments and the effect thereof. The terms of this paragraph shall be deemed to be incorporated in each of the Loan Papers.

    Order of Application.

    (a) If no Default exists, then, subject to Sections 3.3 and 3.7 any payment shall be applied to the Obligation, first to unpaid expenses, then to the payment of any accrued interest on the Deferred Interest Note, then to the payment of any accrued interest on the Amended and Restated Note, then to payment of any Principal Debt evidenced by the Deferred Interest Note, then to payment of any Principal Debt evidenced by the Amended and Restated Note, and then to payment of the remaining Obligation in the order and manner as specified by Lender.

    (b) If a Default exists, any payment (including proceeds from the exercise of any Rights) shall be applied to the Obligation in the order and manner as Lender deems appropriate.

    Offset

    . Upon the occurrence and during the continuance of a Default, Lender shall be entitled to exercise the Rights of offset and/or banker's Lien against each and every account and other property, or any interest therein, which Borrower may now or hereafter have with, or which is now or hereafter in the possession of, Lender to the extent of the full amount of the Obligation.

    Capital Adequacy

    . With respect to the Loan, if any change in present Law or any future Law regarding capital adequacy or compliance by Lender with any request, directive, or requirement now existing or hereafter imposed by any Governmental Authority regarding capital adequacy, or any change in its written policies or in the risk category of this transaction, reduces the rate of return on its capital as a consequence of its obligations under this Agreement to a level below that which it otherwise could have achieved (taking into consideration its policies with respect to capital adequacy) by an amount deemed by it to be material (and it may, in determining the amount, use reasonable assumptions and allocations of costs and expenses and use any reasonable averaging or attribution method), then (unless the effect is already reflected in the rate of interest then applicable under this Agreement) Lender shall notify Borrower and deliver to Borrower a certificate setting forth in reasonable detail the calculation of the amount necessary to compensate it (which certificate is conclusive and binding absent manifest error), and Borrower shall promptly pay that amount to Lender upon demand. Lender shall notify Borrower of any such determination as soon as practicable (but in any event within 120 days) after Lender obtains actual knowledge of the event or condition prompting Lender to make such determination, and Borrower shall not be liable for any such amount or amounts that accrue between the date such notification is required to be given and the date notice was actually given. The provisions of and undertakings and indemnification set forth in this Section 3.10 shall survive the satisfaction and payment of the Obligation and termination of this Agreement.

    Taxes

  (a) Borrower will pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies (excluding in any event income taxes) which arise from any payment made under this Agreement or any other Loan Paper or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Paper ("Other Taxes").

  (b) Borrower will indemnify Lender for the full amount of Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 3.11) paid by Lender and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

  (c) Within 30 days after the date of any payment of Other Taxes, Borrower shall furnish to Lender the original or a certified copy of a receipt evidencing such payment.

  (d) Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this Section 3.11 shall survive the termination of this Agreement and the payment in full of the Obligation.

  [INTENTIONALLY OMITTED].

  SECURITY.

    [Intentionally Omitted].

    Collateral

    . To secure full and complete payment and performance of the Obligation, and all other indebtedness existing or hereafter arising of Borrower to Lender pursuant to the Loan Papers, Borrower grants and conveys to, and creates in favor of, Lender, a perfected, and first priority security interest and Lien in the following securities, assets, and properties now or hereafter owned by Borrower, or in which Borrower has a legal or beneficial interest (collectively, the "Collateral"), all as more particularly described in the Collateral Documents but at all times subject to the limitations set forth in Section 5.9: (a) all shares of capital stock of Communications now or hereafter owned by Borrower other than the Released Shares (on the Closing Date, such shares equaling 11,066,540 shares of the capital stock of Communications), including, without limitation (i) 9,066,540 shares of the Class B Common Stock, (ii) all shares of Class A Common Stock now or hereafter owned by Borrower, including all such shares into which such shares of Class B Common Stock of Communications may be converted, and (iii) without limiting the foregoing, 2,000,000 shares of Class A Common Stock, including the Lehman Optioned Stock, (b) all shares of capital stock (whether common or preferred) of Logix Enterprises now or hereafter owned by Borrower, all other securities or instruments received by Borrower as a result of loans to, or investments in Logix Enterprises or Logix Communications, and any securities, notes, or other instruments issued as a result of the bankruptcy reorganization of Logix Enterprises or Logix Communications; and all other securities or instruments received by Borrower as a result of loans to, or investments in, Logix Enterprises or Logix Communications, (c) all of Borrower's right, title, and interest now or hereafter in, under, or arising from or related to all of Borrower's membership interests and/or partnership interests in and to Portland and Memorial Two, L.L.C., Dobson Parkway, L.L.C., Paradise Restaurant Group, L.L.C. , Two D. Ranch, L.L.C., Cheyenne Stables, L.L.C., Dobson Ranch Limited Liability Company, and Associated TTI Limited Partnership, (d) all of Borrower's right, title, and interest now or hereafter in, under, or arising from the Stockholder Agreement, (e) all of Borrower's right, title, and interest now or hereafter in, under, or arising from the Lehman Purchase Documents, (f) all accounts, cash, cash equivalent assets, and other assets constituting, in, or represented by any Investment Assets, (g) all other assets now owned or hereafter acquired by Borrower, other than the Released Shares and all cash, securities, Rights, and other property distributed to or received by Borrower with respect to or in connection with the Released Shares (collectively, the "Released Shares Property"), and (h) all proceeds, products, Distributions, substitutions, and replacements on, of, or for all or any of the foregoing, excluding the Released Shares Property. Notwithstanding any provision in this Agreement or the Loan Papers to the contrary, Borrower shall have the right to use fee and expense reimbursements (but not Distributions on account of loans or investments) received as a result of the bankruptcy reorganization of Logix Enterprises solely for the payment of past-due fees and expenses of Edwards & Angell LLP.

    Negative Pledge

    . Borrower hereby covenants and agrees not to directly create, incur, grant, suffer, or permit to be created or incurred any Lien on any assets owned by Borrower, other than Permitted Liens.

    Control; Limitation of Rights

    . Notwithstanding anything herein or in any other Loan Paper to the contrary, (a) the transactions contemplated hereby (i) do not and will not constitute, create, or have the effect of constituting or creating, directly or indirectly, actual or practical ownership of Borrower by Lender, or control, affirmative or negative, direct or indirect, by Lender over the management or any other aspect of the operation of Borrower, which ownership or control remains exclusively and at all times in Borrower, and (ii) do not and will not constitute the transfer, assignment, or disposition in any manner, voluntary or involuntary, directly or indirectly, of any Authorization at any time issued by the FCC or any PUC to Borrower, or the transfer of control of Borrower within the meaning of Section 310(d) of the Communications Act, and (b) to the extent that any action by Borrower or Lender contemplated hereunder would constitute a transfer of control of Borrower or any Authorization within the meaning of Section 310(d) of the Communications Act, then (i) no such action shall be taken unless and until any approvals of the FCC or any applicable PUC required under then existing Law (including the written rules and regulations promulgated by the FCC or any such PUC) have been obtained, and (ii) as to the Pledged Shares, Lender and Borrower shall comply with Section 9 of the Pledge Agreement.

    Release of Collateral.

    (a) Upon the exercise by Lehman of the Lehman Option with respect to all or any portion of the Lehman Optioned Stock and the receipt by Lender of the mandatory prepayment required by Section 3.3(a), Lender's Lien in the Lehman Optioned Stock subject to such exercise shall automatically be released.

    (b) Upon consummation of the Release Event, Lender shall release its Lien, security interest, and, except as otherwise provided herein, all other Rights and Claims with respect to 2,500,000 shares of Class B Common Stock, which would then become part of the Released Shares. "Release Event" means the following: on or before November 2, 2003, (i) Lender sells four million shares of Class A Common Stock that Lender received from Borrower pursuant to the Stock Purchase Agreement (the "Bank Shares") "), at a per-share price equal to at least $3.00, or (ii) Borrower arranges for a bona fide purchaser who is ready, willing, and able to purchase for cash ("Bona Fide Purchaser"), at a per-share price equal to or more than the greater of $3.00 or eighty-five percent (85%) of the then-current market price, four million Bank Shares less the number of Bank Shares sold by Lender from sales described in clause (i) after May 16, 2003, and prior to the closing of the applicable sale to the Bona Fide Purchaser. For purposes hereof, the then-current market price means the volume weighted average price for Class A Common Stock on the NASDAQ for the 10 trading days ending on the Business Day prior to date of the sale of such Bank Shares to the Bona Fide Purchaser.

    Restrictions Pertaining to Control Shares

    . Borrower shall not sell, pledge, or refinance the Control Shares, except that Borrower may sell (but not pledge or encumber) the Control Shares in an arms-length transaction with one or more third parties that are not Affiliate(s) of Borrower, and upon terms that are fair and reasonable, if and as long as prior to or simultaneously with such sale of Control Shares, all shares of common stock of Communications owned by Lender (or any Affiliate of Lender) and which were acquired by Lender from Borrower directly or held by Lender as Collateral (a) shall have been liquidated (at the same price per share to be received by Borrower if sold simultaneously) or (b) can be liquidated by Lender (at the same price per share to be received by Borrower if sold simultaneously), without contractual or legal restrictions, including, without limitation, any lock-up provisions of the Stock Purchase Agreement, pursuant to Section 6.1of the Stock Purchase Agreement or piggyback registration rights under the Registration Rights Agreement. Borrower shall provide Lender with at least ten (10) days prior written notice of Borrower's intention to sell any of the Control Shares. Everett R. Dobson shall guarantee Borrower's compliance with the covenants described in this paragraph, and shall be liable to Lender for any losses, damages, or liabilities suffered or incurred by Lender as a result of Borrower's failure to comply with these covenants.

    Reasonable Efforts to Sell

    . Borrower shall use reasonable efforts to sell the Collateral, pursuant to the Liquidation Plan attached as Schedule 6 to the Settlement Agreement; provided, however, that this covenant shall not include the Released Shares and the excluded collateral described in Schedule 5.7.

    Conveyance of Collateral

    . If the Obligation has not been paid in full on the Maturity Date, then, upon Lender's request, Borrower shall convey to Lender all remaining Collateral in exchange for a reduction of the Obligation, in an amount equal to the fair market value of the Collateral so conveyed. After giving effect to such reduction, the remaining Obligation will be forgiven. Lender may elect, in its sole discretion, upon notice to Borrower that all or any portion of the remaining Collateral not be conveyed to Lender. If Borrower fails to convey (but not as a result of Lender's decision not to accept a conveyance) any part of the Collateral to Lender, Borrower shall remain fully liable for the Obligation.

    Non-Recourse

  . In the enforcement and collection of the Obligation, Lender shall have no recourse, Right, or Claim, directly or indirectly, to or against the Control Shares, or any cash, securities, Rights, or other property distributed to or received by Borrower with respect to or arising as a result of the Control Shares whether before or after a Default;  but Borrower acknowledges and agrees  that  if  the  forgiveness of any indebtedness of Borrower forgiven pursuant to the Settlement Agreement is revoked by Lender pursuant to the terms of the Financial Affidavit as a result of a major misrepresentation or a major omission thereunder,  then, in the enforcement or collection of such indebtedness the foregoing limitation of Lender's recourse, Right, and Claim shall not apply to any assets of Borrower other than the Control Shares themselves, and without limitation shall not apply to any cash, securities, Rights, or other property distributed to or received by Borrower with respect to or in connection with the Control Shares as a result of any sale, transfer, or pledge  by Borrower of any of the Control Shares; provided that in no event shall Lender have any Lien upon or Right to cause the sale of, or to foreclose upon, the Control Shares. In addition, notwithstanding any provisions of this Agreement or the Loan Papers to the contrary, Lender shall have no Right or Claim, directly or indirectly, against Borrower's general partner or any of the general partner's assets or shareholders for enforcement or recovery of any of the Obligation.

  CONDITIONS PRECEDENT.

    Conditions Precedent to Closing

    . This Agreement shall not become effective, and Lender shall not be obligated to advance the Loan, unless Lender has received all of the agreements, documents, instruments, and other items described on Schedule 6.1.

    Conditions Precedent to Loan

  . In addition to the conditions stated in Section 6.1, Lender will not be obligated to advance the Loan, unless on the date of such Loan (and after giving effect thereto):  (a) all of the representations and warranties of Borrower set forth in the Loan Papers are true and correct in all material respects (except to the extent that (i) the representations and warranties speak to a specific date or (ii) the facts on which such representations and warranties are based have been changed by transactions permitted by the Loan Papers); (b) no change in the financial condition or business of Communications or Borrower which could be a Material Adverse Event shall exist; (c) no Default or Potential Default shall have occurred and be continuing; (d) the funding of the Loan is permitted by Law; and (e) upon the reasonable request of Lender, Borrower shall deliver to Lender evidence substantiating any of the matters in the Loan Papers which are necessary to enable Borrower to qualify for the Loan. Each condition precedent in this Agreement is material to the transactions contemplated in this Agreement, and time is of the essence in respect of each thereof. Lender may fund the Loan without all conditions being satisfied, but, to the extent permitted by Law, the same shall not be deemed to be a waiver of the requirement that each such condition precedent be satisfied as a prerequisite for any subsequent funding or issuance.

  REPRESENTATIONS AND WARRANTIES

  . Borrower represents and warrants to Lender as follows:

    Purpose of the Loan

    . Borrower shall use all the proceeds of the Loan to amend and restate indebtedness governed by the Existing Loan Agreement. Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Loans will be used, directly or indirectly, for a purpose which violates any Law, including, without limitation, the provisions of Regulations T, U, or X (as enacted by the Board of Governors of the Federal Reserve System, as amended).

    Existence, Good Standing, Authority, and Authorizations

    . Borrower is duly organized, validly existing, and in good standing under the Laws of its jurisdiction of organization (such jurisdiction being identified on Schedule 7.2, as supplemented and modified in writing from time to time to reflect any changes to such Schedule as a result of transactions permitted by the Loan Papers). Borrower is duly qualified to transact business and is in good standing in each jurisdiction where the nature and extent of its business and properties require the same. Borrower possesses all the Authorizations, franchises, permits, licenses, certificates of compliance, and approvals and grants of authority, (including, without limitation, any Authorization issued by the FCC, all of which are described on Schedule 7.2), necessary or required in the conduct of its business, and the same are valid, binding, enforceable, and subsisting without any defaults thereunder or enforceable adverse limitations thereon and are not subject to any proceedings or claims opposing the issuance, development, or use thereof or contesting the validity thereof. No authorization, consent, approval, waiver, license, or formal exemptions from, nor any filing, declaration, or registration with, any Governmental Authority (federal, state, or local), or non-governmental entity, under the terms of contracts or otherwise, is required by reason of or in connection with the execution and performance of the Loan Papers by Borrower other than certain notifications made to PUCs.

    Pledged Shares

    .

    (a) Share Ownership. Schedule 7.3 accurately describes the following: (i) the classes of capital stock of Communications and Logix Enterprises and the par value of each such class, all as authorized by Communications' and Logix Enterprises' Articles of Incorporation; (ii) the number of shares of each such class of stock issued and outstanding as of the Closing Date; and (iii) the record or beneficial ownership of shares of each of Communications' and Logix Enterprises' capital stock owned by Borrower or any Affiliate of Borrower. Borrower's ownership of the Pledged Shares is accurately described on Schedule 7.3; such Schedule accurately describes the nature of Borrower's ownership of the Pledged Shares, and the interest (if any) of any other Person in, or with respect to, the Pledged Shares. The Pledged Shares totaling 11,066,540 shares of capital stock issued by Communications are comprised of 9,066,540 shares of Class B Common Stock of Communications (the "Pledged B Shares") and 2,000,000 shares of Class A Common Stock (the "Pledged A Shares"). All of the Pledged B Shares and all of the Pledged A Shares were acquired by Borrower and have been held by Borrower for a period of at least two years prior to the date hereof, for purposes of determining the holding period of such Pledged Shares under Rule 144 promulgated under the Securities Act of 1933, as amended ("Rule 144"), and Borrower has borne the full economic risk of such Pledged Shares since their respective dates of acquisition. None of the Pledged Shares were purchased by Borrower by giving the issuer or an Affiliate of the issuer a promissory note or other obligation to pay the purchase price of such Pledged Shares, and none of the Pledged Shares were purchased under an installment purchase contract. Borrower holds the Pledged Shares free and clear of all Liens, except for security interests and Liens granted to Lender, and Permitted Liens. Under the Laws of the State of Oklahoma and other applicable laws and under the FCC, Borrower has full Right, power, and authority to pledge such Pledged Shares to Lender, and the pledge contemplated by the Pledge Agreement does not violate or contravene any Law, agreement, or order to which Borrower, Communications, or Logix Enterprises is subject.

    (b) Related Agreements. Borrower has delivered to Lender true and correct copies of any agreements affecting the Pledged Shares, together with any amendments or modifications thereto. To the best of Borrower's knowledge, the Pledged Shares are not subject to any agreement, contract, or understanding, in each case which (i) affects ownership and control of the Pledged Shares, or (ii) the pledge, transfer, or disposition of the Pledged Shares, other than those in favor of Lender, the Stockholder Agreement, and (with respect to the Lehman Optioned Stock) the Lehman Purchase Documents.

    (c) No Conflicting Agreements. There is no provision of any existing agreement mortgage, indenture, or contract binding on Borrower or Borrower's property including the Collateral, which would conflict with, in any way prevent or delay, the execution, delivery, or carrying out of the terms of or violate this Agreement and the other Loan Papers, including Lender's foreclosure upon or disposition of the Pledged Shares, other than the Stockholder Agreement and (with respect to the Lehman Optioned Stock) the Lehman Purchase Documents. Borrower has obtained all consents and approvals (including any consents or approvals of the FCC and other Governmental Authorities) necessary or appropriate to permit or authorize Borrower's pledge of the Pledged Shares.

    (d) Change of Control. The granting of the Liens on the Collateral pursuant to the Collateral Documents is not, nor does it result in, (i) a transfer of control pursuant to the Communications Act of any Authorizations issued by the FCC or (ii) a Communications Change in Control.

    Authorization and Contravention

    . The execution and delivery by Borrower of each Loan Paper to which it is a party and the performance by Borrower of its obligations thereunder (a) are within the partnership power of Borrower, (b) will have been duly authorized by all necessary partnership action on the part of Borrower when such Loan Paper is executed and delivered, and (c) will not violate any provision of its partnership agreement. The execution and delivery by Borrower of each Loan Paper to which it is a party and the performance by Borrower of its obligations thereunder (w) require no action by or in respect of, or filing with, any Governmental Authority, which action or filing has not been taken or made on or prior to the Closing Date (or if later, the date of execution and delivery of such Loan Paper), (x) will not violate any provision of Law applicable to it, other than such violations which individually or collectively could not be a Material Adverse Event, (y) will not violate any material written or oral agreements, contracts, commitments, or understandings to which it is a party, other than such violations which could not be a Material Adverse Event, or (z) will not result in the creation or imposition of any Lien on any asset of Borrower, other than Permitted Liens. Borrower has (or will have upon consummation thereof) all necessary consents and approvals of any Person or Governmental Authority required to be obtained in order to acquire certain of the Collateral.

    Binding Effect

    . Upon execution and delivery by all parties thereto, each Loan Paper will constitute a legal, valid, and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as enforceability may be limited by applicable Debtor Relief Laws and general principles of equity.

    Litigation, Claims, Investigations

    . Borrower is not subject to, or aware of the threat of, any Litigation which is reasonably likely to be determined adversely to Borrower, and, if so adversely determined, could (individually or collectively with other Litigation) be a Material Adverse Event. There are no outstanding orders or judgments for the payment of money in excess of $500,000 (individually or collectively) or any warrant of attachment, sequestration, or similar proceeding against the assets of Borrower having a value (individually or collectively) of $500,000 or more which is not either (a) stayed on appeal or (b) being diligently contested in good faith by appropriate proceedings and adequate reserves have been set aside on the books of Borrower in accordance with GAAP. There are no formal complaints, suits, claims, investigations, or proceedings initiated at or by any Governmental Authority pending or threatened by or against Borrower which could be a Material Adverse Event, nor any judgments, decrees, or orders of any Governmental Authority outstanding against Borrower that could be a Material Adverse Event.

    Taxes

    . All Tax returns of Borrower required to be filed have been filed (or extensions have been granted) prior to delinquency, except for any such returns for which the failure to so file could not be a Material Adverse Event, and all Taxes imposed upon Borrower which are due and payable have been paid prior to delinquency, other than Taxes for which the criteria for Permitted Liens (as specified in Section 8.10(b)(vi)) have been satisfied or for which nonpayment thereof could not constitute a Material Adverse Event.

    Employee Benefit Plans

    . Neither Borrower nor any ERISA Affiliate of Borrower has maintained or will maintain any Employee Plan or any Multiemployer Plan nor has any obligations under any Employee Plan or any Multiemployer Plan other than such plans maintained by Communications or a Subsidiary of Communications.

    Properties; Liens

    . Borrower has good and marketable title to all its property, except (a) for (i) property that is obsolete, (ii) property that has been disposed of in the ordinary course of business, or (iii) property with title defects or failures in title which would not be a Material Adverse Event, or (b) as otherwise permitted by the Loan Papers. Except for Permitted Liens, there is no Lien on any property of Borrower, and the execution, delivery, performance, or observance of the Loan Papers will not require or result in the creation of any Lien on such property.

    Government Regulations

    . Borrower is not subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, or any other Law (other than Regulations T, U, and X of the Board of Governors of the Federal Reserve System and the requirements of any PUC or public service commission) which regulates the incurrence of Debt.

    Transactions with Affiliates

    . Borrower is not a party to a material transaction with any of its Affiliates, other than transactions in the ordinary course of business and upon fair and reasonable terms not materially less favorable than Borrower could obtain or could become entitled to in an arm's-length transaction with a Person that was not its Affiliate.

    Debt

    . Borrower is not an obligor on any Debt other than Permitted Debt.

    Material Agreements

    . Schedule 7.13 sets forth a list of all contracts material to the respective business of Borrower, and there exists no material default under any of such contracts. There are no failures of any material written or oral agreements, contracts, commitments, or understandings to which Borrower is a party to be in full force and effect which could be a Material Adverse Event, and no default or potential default exists on the part of Borrower thereunder which could be a Material Adverse Event.

    Compliance with Laws

    . Borrower is not in violation of any Laws (including, without limitation, the Communications Act, Environmental Laws, ERISA, and those Laws administered by the FCC and any PUC), other than such violations which could not, individually or collectively, be a Material Adverse Event. Borrower has not received notice alleging any noncompliance with any Laws, except for such noncompliance which no longer exists, or which could not constitute a Material Adverse Event.

    Tradename

    . Borrower has not used or transacted business under any other corporate or trade name in the five-year period preceding the date hereof.

    No Default

    . No Default or Potential Default exists or will arise as a result of the Loan. No default or potential default under the Existing Loan Papers will arise as a result of the Loan.

    Full Disclosure

    . There is no material fact or condition relating to the Loan Papers or the financial condition, business, or property of Borrower which could be a Material Adverse Event and which has not been related, in writing, to Lender. All information heretofore furnished by Borrower to Lender in connection with the Loan Papers was, and all such information hereafter furnished by Borrower to Lender will be, true and accurate in all material respects or based on reasonable estimates on the date as of which such information is stated or certified.

    Financial Statements

    . The Financial Statements of Borrower, Communications, and of Logix Enterprises most recently delivered to Lender were prepared in accordance with GAAP and present fairly, in all material respects, the financial condition, and cash flows of the entities represented therein as of and for the portion of the fiscal year ending on the date or dates thereof (subject only to normal year-end audit adjustments for interim statements). There were no material liabilities, direct or indirect, fixed or contingent, of the entities represented therein as of the date or dates of the such Financial Statements which are required under GAAP to be reflected therein or in the notes thereto, and are not so reflected. (a) There have been no changes in the financial condition of the entities represented therein from that shown in such Financial Statements after such date which could be a Material Adverse Event, and (b) Borrower has not incurred any liability (including, without limitation, any liability under any Environmental Law), direct or indirect, fixed or contingent, after such date which could be a Material Adverse Event.

    Ownership of Borrower

    . Schedule 7.19 accurately reflects the ownership of 100% of the limited partnership interests in Borrower.

    Tax Shelter Regulations

    . Borrower does not intend to treat the Loan and related transactions as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4). In the event Borrower determines to take any action inconsistent with such intention, it will promptly notify Lender thereof. If Borrower so notifies Lender, Borrower acknowledges that Lender may treat the Loan as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and Lender will maintain the lists and other records required by such Treasury Regulation.

    Control Shares

  . Schedule 7.21 contains a complete list, of all documents that contain provisions relevant to the calculation of the number of Control Shares and contains (a) a list of the specific provisions of each such document that are relevant to each such calculation and (b) the relevant calculation of the number of Control Shares under such document with sufficient detail as to allow verification of each such calculation. Schedule 7.21 shall be updated by Borrower promptly after any changes to the information provided in such Schedule.

  COVENANTS

  . Borrower covenants and agrees to perform, observe, and comply with each of the following covenants, from the Closing Date and so long thereafter until the earlier of (a) the payment in full of the Principal Debt and payment in full of all other interest, fees, and other amounts of the Obligation then due and owing or (b) the forgiveness of the Obligation in accordance with Section 5.8 upon the transfer of the Collateral to Lender, unless Borrower receives a prior written consent to the contrary by Lender:

    Use of Proceeds

    . Borrower shall use all of the Loan proceeds only for the purposes represented herein.

    Books and Records

    . Borrower shall maintain its books, records, and accounts necessary to prepare Financial Statements in accordance with GAAP.

    Items to be Furnished

    . Borrower shall cause the following to be furnished:

    (a) Promptly after preparation, and not later than fifteen (15) days after filing with the Internal Revenue Service, copies of complete Tax returns (including all schedules and exhibits) of Borrower and Logix Enterprises;

    (b) Promptly after preparation, but in any event with in one hundred twenty (120) days after the end of each calendar year, (i) audited Financial Statements of Logix Enterprises and Logix Communications (to the extent audited Financial Statements are available) and of Communications in form satisfactory to Lender, accompanied by management letters and analysis; and (ii) to the extent audited Financial Statements are not prepared for Logix Enterprises or Logix Communications for any fiscal year, internally-prepared Financial Statements of Logix Enterprises and Logix Communications, in form satisfactory to Lender, each certified as to completeness and accuracy;

    (c) Promptly after preparation, and not later than sixty (60) days of the end of each calendar year, Financial Statements of Borrower, in form satisfactory to Lender, each certified by a Responsible Officer as to completeness and accuracy;

    (d) Promptly after preparation, and not later than ninety (90) days after the end of each calendar quarter, in the case of Borrower, and forty-five (45) days after the end of each fiscal quarter, in the case of Communications and Logix Enterprises, Financial Statements of each of Borrower, Communications, and Logix Enterprises, in form satisfactory to Lender, each certified by an officer of the relevant Person as to completeness and accuracy;

    (e) Promptly after preparation, and not later than thirty (30) days of the end of each calendar quarter, a certification by Everett Dobson, in his capacity as President of RLD, Inc., in its capacity as general partner of Borrower, that no Default or Potential Default exists;

    (f) Promptly after preparation, true, correct, and complete copies of all material reports or filings filed by or on behalf of Borrower with any Governmental Authority (including the FCC and the Securities and Exchange Commission);

    (g) Promptly after preparation, true, correct and complete copies of all cash flow statements or other financial information prepared by Dobson Parkway, L.L.C., for distribution to its members, including monthly cash flow statements;

    (h) Promptly after the request by Lender, any and all other business and financial information concerning Borrower, its consolidated Subsidiaries, Communications, its consolidated subsidiaries, Logix Enterprises, Dobson Parkway, L.L.C., or their Affiliates as Lender may reasonably request;

    (i) Notice, promptly after Borrower knows or has reason to know of (i) the existence and status of any legal proceeding which could be a Material Adverse Event, or of any order or judgment for the payment of money which (individually or collectively) is in excess of $250,000, or any warrant of attachment, sequestration, or similar proceeding against the assets of Borrower having a value (individually or collectively) of $250,000; (ii) any material change in any material fact or circumstance represented or warranted in any Loan Paper, (iii) any event of default or condition which upon notice or lapse of time would constitute an event of default under this Agreement, any other agreement for borrowed money, or any other material agreement to which Borrower is a party, specifying the nature thereof and what action Borrower has taken, is taking, or proposes to take with respect thereto, (iv) the receipt by Borrower of any notice from any Governmental Authority of the expiration without renewal, termination, material modification or suspension of, or institution of any proceedings to terminate, materially modify, or suspend, any Authorization granted by the FCC or any applicable PUC, or any other Authorization which Borrower is required to hold in order to operate its business in compliance with all applicable Laws, other than such expirations, terminations, suspensions, or modifications which individually or in the aggregate would not constitute a Material Adverse Event, (v) any federal, state, or local statute, regulation, or ordinance or judicial or administrative order limiting or controlling the operations of Borrower which has been issued or adopted hereafter and which is of material adverse importance or effect in relation to the operation of Borrower; (vi) the receipt by Borrower of notice of any violation or alleged violation of any Law (including, without limitation, the Communications Act, any Environmental Laws, ERISA, and those Laws and regulations administered by the FCC and any PUC), which violation or alleged violation could individually or collectively with other such violations or allegations, constitute a Material Adverse Event, and (vii) receipt by Borrower from the Internal Revenue Service or any other taxing authority of its intention to commence an audit or investigation with respect to any Taxes of any kind due or alleged to be due from Borrower;

    (j) Promptly after preparation, a copy of the Dobson/Sygnet Compliance Certificate delivered to Bank of America, N.A. (or any successor Administrative Agent) pursuant to the Dobson/Sygnet Credit Agreement, along with the supporting Financial Statements, provided that, if at any time a Compliance Certificate is not prepared in connection with the Dobson/Sygnet Credit Agreement, then Borrower will provide Lender a Compliance Certificate showing, in reasonable detail, the calculation of the financial ratios referenced in Section 9.17(a); and

    (k) Promptly after Borrower has notified Lender of any intention by Borrower to treat the Loan and related transactions as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4), a duly completed copy of IRS Form 8886 or any successor form.

    Inspections

    . Upon reasonable notice, Borrower shall allow Lender (or its Representatives) to inspect any of their properties, to review reports, files, and other records and to make and take away copies thereof, to conduct tests or investigations, and to discuss any of their affairs, conditions, and finances with other creditors, directors, officers, employees, other Representatives, and independent accountants of Borrower, from time to time, during reasonable business hours.

    Taxes

    . Borrower shall promptly pay when due any and all Taxes owed by such Person other than Taxes the applicability, amount, or validity of which is being contested in good faith by lawful proceedings, diligently conducted, and against which reserves or other provisions required by GAAP has been made, and in respect of which levy and execution of any Lien securing same have been and continue to be stayed.

    Payment of Obligation

    . Borrower shall pay the Obligation in accordance with the terms and provisions of the Loan Papers. Borrower (a) shall promptly pay (or renew and extend) all of its material obligations as the same become due (unless such obligations, other than the Obligation, are being contested in good faith by appropriate proceedings), and (b) shall not, except as otherwise expressly permitted hereby (or in connection with the Settlement Agreement) (i) make any voluntary prepayment of principal of, or interest on, any other Debt (other than the Obligation), whether subordinate to the Obligation or not or (ii) use proceeds from the Loan to make any prepayment of principal of, or interest on, or sinking fund payment in respect of any Debt of Borrower.

    Maintenance of Existence, Assets, and Business

    . Borrower shall at all times: (a) (to the extent it is a legal entity) maintain its existence and good standing in the jurisdiction of its organization and its authority to transact business in all other jurisdictions where the failure to so maintain its authority to transact business could be a Material Adverse Event; (b) maintain all licenses, permits, and franchises necessary for its business where the failure to so maintain could be a Material Adverse Event; and (c) do all things necessary to obtain, renew, extend, and continue in effect all Authorizations issued by the FCC or any applicable PUC which may at any time and from time to time be necessary for Borrower to own and hold the Pledged Shares.

    Preservation and Protection of Rights

    . Borrower shall perform such acts and duly authorize, execute, acknowledge, deliver, file, and record any additional agreements, documents, instruments, and certificates as Lender may reasonably deem necessary or appropriate in order to preserve and protect the Rights of Lender under any Loan Paper.

    Debt and Guaranties

    . Borrower shall not, directly or indirectly, create, incur or suffer to exist any direct, indirect, fixed or contingent liability for any Debt, other than:

    (a) the Obligation;

    (b) guaranty of the Debt of Dobson Parkway, L.L.C., under a loan from MidFirst Bank & Trust in the principal amount of $17,000,000.00;

    (c) trade accounts payable which are for goods furnished or services rendered in the ordinary course of business and are payable in accordance with customary trade terms, or , in the case of fees and expenses owed to Edwards & Angell LLP, in accordance with a deferred payment schedule, so long as the fees and expenses subject to the deferred payment schedule do not exceed $250,000; and

    (d) Debt in existence on the Closing Date and set forth on Schedule 8.9.

    Liens

    . Borrower shall not, directly or indirectly, (a) enter into or permit to exist any arrangement or agreement which directly or indirectly prohibits Borrower from creating or incurring any Lien on any of its assets, other than the Loan Papers, or (b) create, incur, or suffer or permit to be created or incurred or to exist any Lien upon any of its assets, except:

    (i) Pledges or deposits made to secure payment of worker's compensation, or to participate in any fund in connection with worker's compensation, unemployment insurance, pensions, or other social security programs;

    (ii) Good-faith pledges or deposits made to secure performance of bids, tenders, insurance or other contracts (other than for the repayment of borrowed money), or leases, or to secure statutory obligations, surety or appeal bonds, or indemnity, performance, or other similar bonds as all such Liens arise in the ordinary course of business of Borrower;

    (iii) Encumbrances consisting of zoning restrictions, easements, or other restrictions on the use of real property, none of which impair in any material respect the use of such property by the Person in question in the operation of its business, and none of which is violated by existing or proposed structures or land use;

    (iv) Liens of landlords or of mortgagees of landlords, arising solely by operation of law, on fixtures and movable property located on premises leased in the ordinary course of business;

    (v) Liens securing the Obligations;

    (vi) The following, so long as the validity or amount thereof is being contested in good faith and by appropriate and lawful proceedings diligently conducted, reserve or other appropriate provisions (if any) required by GAAP shall have been made, levy and execution thereon have been stayed and continue to be stayed, and they do not in the aggregate materially detract from the value of the property of the Person in question, or materially impair the use thereof in the operation of its business: (A) claims and Liens for Taxes (other than Liens relating to Environmental Laws or ERISA); (B) claims and Liens upon, and defects of title to, real or personal property, including any attachment of personal or real property or other legal process prior to adjudication of a dispute of the merits; and (C) claims and Liens of mechanics, materialmen, warehousemen, carriers, landlords, or other like Liens;

    (vii) the Lehman Option; and

    (viii) Liens in existence on the Closing Date and set forth on Schedule 8.10.

    Transactions with Affiliates

    . Borrower shall not enter into any material transaction with any of its Affiliates, other than transactions in the ordinary course of business and upon fair and reasonable terms not materially less favorable than Borrower could obtain or could become entitled to in an arm's-length transaction with a Person that was not its Affiliate and other than as contemplated by the Settlement Agreement.

    Compliance with Laws and Documents

    . Borrower shall  comply with (or contest in good faith) all Laws (including, without limitation, the Communications Act, the Exchange Act, margin regulations (including Regulations U and X of the Board of Governors of the Federal Reserve System) issued thereunder, any Environmental Laws, ERISA, and those Laws and regulations administered by the FCC and any PUC) and all provisions of any material written or oral agreement or contract to which it is a party, unless any violation alone, or when aggregated with all other such violations, would not constitute a Material Adverse Event, and pay (or contest in good faith, while maintaining adequate reserves in accordance with GAAP) all Taxes and assessments; Borrower shall not violate the provisions of its partnership agreement, or modify, repeal, replace, or amend any provision of its partnership agreement, if such action could adversely affect the Rights of Lender.

    Assignment

    . Borrower shall not assign or transfer any of its Rights, duties, or obligations under any of the Loan Papers.

    Fiscal Year and Accounting Methods

    . Borrower will not change its fiscal year for book accounting purposes or its method of accounting, other than immaterial changes in methods or as required by GAAP.

    Government Regulations

    . Borrower shall not conduct its business in such a way that it will become subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, or any other Law (other than Regulations  U and X of the Board of Governors of the Federal Reserve System and the requirements of any PUC or public service commission) which regulates the incurrence of Debt.

    Loans, Advances, and Investments

    . Borrower shall not make any loan, advance, extension of credit, or capital contribution to, make any investment in, or purchase or commit to purchase any stock or other securities or evidences of Debt of, or interests in, any other Person (including, without limitation, the repurchase of any shares of the Lehman Purchased Stock or the Lehman Optioned Stock pursuant to the terms of the Lehman Purchase Documents), other than (a) additional investments in or capital contributions to Existing Investments, so long as such additional investments or capital contributions are made solely from the Dobson Parkway Distributions; (b) readily marketable, direct, full faith and credit obligations of the United States of America, or obligations guaranteed by the full faith and credit of the United States of America, maturing within not more than one year from the date of acquisition; (c) short term certificates of deposit and time deposits, which mature within one year from the date of issuance and which are fully insured by the Federal Deposit Insurance Corporation; (d) commercial paper maturing in 365 days or less from the date of issuance and rated either "P-1" by Moody's Investors Service, Inc. ("Moody's"), or "A-1" by Standard and Poor's Rating Group (a division of McGraw-Hill, Inc., "S&P"); (e) debt instruments of a domestic issuer which mature in one year or less and which are rated "A" or better by Moody's or S&P on the date of acquisition of such investment; (f) demand deposit accounts which are maintained in the ordinary course of business; (g) trade accounts receivable which are for goods furnished or services rendered in the ordinary course of business and are payable in accordance with customary trade terms, (h) solely with respect to the Dobson Parkway Distributions, liquid debt securities issued by "investment-grade" Persons with maturities of less than 5 years; and (i) investments existing on the Closing Date and set forth on Schedule 8.16 ("Existing Investments").

    Distributions

    . Borrower shall not, directly or indirectly, declare, make, or pay any Distributions.

    Sale of Assets

    . Borrower shall not sell, lease, assign, or otherwise dispose of or transfer any assets, other than (a) sales of assets on and after the Closing Date (i) in connection with the liquidation plan agreed to by Borrower and Lender, (ii) subject to the provisions of the Stock Purchase Agreement with respect to Lender's tag-along rights, sales of the Released Shares other than the Control Shares, and (iii) which have a fair market value, individually or in the aggregate, of not more than $250,000.00, provided, however, that subject to the terms of Section 5.6 and the Stock Purchase Agreement, Borrower may sell (and at the time of sale, provided that Borrower has notified Lender of such sale and Lender and Borrower have agreed on arrangements for deliver of share certificates and payment to Lender of the proceeds of such sale, Lender's security interest shall be automatically released in) the Lehman Optioned Stock upon the exercise of the Lehman Option, provided that payments required by this Agreement shall be made concurrently with such sale of the Lehman Optioned Stock and (b) sales of shares of Communications constituting Collateral for at least $7.00 per share so long as all Net Cash Proceeds of such sales are paid to Lender to satisfy the Minimum Payments required hereunder.

    Mergers and Dissolutions; Sale of Capital Stock

    . Borrower shall not, directly or indirectly, merge or consolidate with any other Person. Borrower shall not liquidate, wind up, or dissolve (or suffer any liquidation or dissolution), other than liquidations, wind ups, or dissolutions incident to mergers permitted under this Section 8.19.

    New Business

    . Borrower shall not, directly or indirectly, permit or suffer to exist any material change in the type of businesses in which it is engaged from the businesses of Borrower as conducted on the Closing Date.

    Amendments to Documents

    . Borrower shall not: (a) amend or permit any amendments to its partnership agreement, if such action could adversely affect the Rights of Lender; or (b) amend any existing credit arrangement or enter into any new credit arrangement (to the extent permitted by the Loan Papers), if such amended or new credit arrangements contain any provisions which are materially more restrictive (as reasonably determined by Lender) than the provisions of the Loan Papers.

    [Intentionally Omitted]

    .

    Lock-Up Agreements

    . Borrower shall not, after the date hereof, enter into any agreement limiting or restricting the sale, transfer, pledge, hypothecation, disposition, or assignment of any securities of Communications owned by Borrower, other than agreements which expressly permit, without limitation or restriction, the pledge and foreclosure or other disposition of the Pledged Shares. In the event Borrower exercises its Rights to a "Demand Registration" or a "Piggyback Registration," each as defined in and pursuant to the Stockholder Agreement, Borrower shall cause the foreclosure or other disposition of the Pledged Shares by Lender to be exempted from any lock-up period provided for therein or in any other agreement.

    Logix Transaction

  . Borrower shall cause Logix Communications and Logix Enterprises to distribute to their respective shareholders any Net Cash Proceeds (after repayment of any Debt secured by such assets (if any)) realized by Logix Communications or Logix Enterprises, from the sale of all or substantially all of the assets of Logix Communications or Logix Enterprises.

  DEFAULT

  . The term "Default" means the occurrence of any one or more of the following events:

    Payment of Obligation

    . The failure or refusal of Borrower to pay (a) the Obligation, or any part thereof, when the same becomes due (whether by its terms, by acceleration, or as otherwise provided in the Loan Papers); and (b) the indemnifications and reimbursement obligations provided for in the Loan Papers after demand therefor.

    Covenants

    . The failure or refusal of Borrower to punctually and properly perform, observe, and comply with:

    (a) Any covenant, agreement, or condition contained in Sections 8.1, 8.6, 8.9, 8.10, 8.11, 8.13, 8.16, 8.17, 8.18, 8.19, 8.21, 8.22, 8.23, and 8.24 of this Agreement; and

    (b) Any other covenant, agreement, or condition contained in any Loan Paper (other than the covenants to pay the Obligation set forth in Section 9.1 and the covenants in Section 9.2(a)), and such failure or refusal continues for 20 days.

    Debtor Relief

    . Borrower, Communications, or any Subsidiary of Borrower or Communications (other than DCC PCS, Inc.) (a) shall not be Solvent, (b) fails to pay its Debts generally as they become due, (c) voluntarily seeks, consents to, or acquiesces in the benefit of any Debtor Relief Law, other than as a creditor or claimant, or (d) becomes a party to or is made the subject of any proceeding provided for by any Debtor Relief Law, other than as a creditor or claimant, that could suspend or otherwise adversely affect the Rights of Lender granted in the Loan Papers (unless, in the event such proceeding is involuntary, the petition instituting same is dismissed within 30 days after its filing).

    Judgments and Attachments

    . Borrower fails, within sixty (60) days after entry, to pay, bond, or otherwise discharge any judgment or order for the payment of money in excess of $250,000 (individually or collectively) or any warrant of attachment, sequestration, or similar proceeding against Borrower's assets having a value (individually or collectively) of $250,000 which is not stayed on appeal.

    Government Action

    . (a) A final non-appealable order is issued by any Governmental Authority, including, but not limited to, the FCC or the United States Justice Department, seeking to cause Borrower to divest a significant portion of its assets pursuant to any antitrust, restraint of trade, unfair competition, industry regulation, or similar Laws, or (b) any Governmental Authority shall condemn, seize, or otherwise appropriate, or take custody or control of all or any substantial portion of the assets of Borrower.

    Misrepresentation

    . Any representation or warranty made by Borrower contained in any Loan Paper shall at any time prove to have been incorrect in any material respect when made.

    Change of Management

    . Everett R. Dobson ceases to be the chief executive officer of Borrower.

    Change of Control

    . RLD, Inc. and the Family Trusts cease to own at least one hundred percent (100%) of the voting control (directly or indirectly) of Borrower.

    Change in Control

    . The occurrence of a Change in Control or a Communications Change in Control.

    Everett R. Dobson

    . The death or legal incapacity of Everett R. Dobson.

    Authorizations

    . Any Authorization necessary for the ownership of the Pledged Shares shall be canceled, revoked, terminated, rescinded, annulled, suspended, or modified in a materially adverse respect, or shall no longer be in full force and effect, or the grant or the effectiveness thereof shall have been stayed, vacated, reversed, or set aside.

    Default Under Other Debt and Agreements

    . (a) Borrower fails to pay when due (after lapse of any applicable grace or cure periods) any Debt of Borrower (other than the Obligation) in excess (individually or collectively) of $250,000; (b) any default exists under any material written or oral agreement, contract, commitment, or understanding to which Borrower is a party, which (i) as to any default under a Debt obligation, results in the acceleration of the maturity of Debt in the amount of at least $250,000 and (ii) as to any other default, results in Borrower's rights thereunder being terminated or Borrower being obligated for damages that could reasonably be expected to exceed $250,000; provided, that the payment of accrued interest on or fee or other monetary obligation with respect to any Debt, through conversion of such interest into principal, with the agreement or consent of the holder of such Debt, shall not constitute a failure to pay Debt under clause (a) above or a default under clause (b) above; (c) Borrower or Communications shall be in material default under, or violate any material provision of, the Registration Rights Agreement and such default or violation is not cured or waived within any applicable grace period; or (d) any default by Borrower or any of the other "Debtor Parties" (as defined in the Settlement Agreement) under the Settlement Agreement or the Stock Purchase Agreement.

    Validity and Enforceability of Loan Papers

    . Borrower shall, at any time after its execution and delivery and for any reason, cease to be in full force and effect in any material respect or be declared to be null and void (other than in accordance with the terms hereof or thereof) or the validity or enforceability thereof be contested by Borrower or Borrower shall deny in writing that it has any or any further liability or obligations under any Loan Paper to which it is a party.

    Material Adverse Effect

    . Any event or condition exists which could reasonably be expected to be a Material Adverse Event with respect to the business, operations, properties, or financial positions of Borrower, Communications, or any of their respective Subsidiaries.

    Dissolution

    . Borrower, Communications, or any of their respective Subsidiaries shall dissolve, liquidate, or otherwise terminate their existence.

    Communications Merger

    . Without the consent of Lender, Communications becomes a party to any Merger Transaction Agreement, which does not contemplate the payment to Borrower of sufficient cash to repay the Obligation in full other than a merger with American Cellular Corporation as long as Communications is the surviving entity.

    Defaults Relating to Communications

  .

  (a) The ratio of (i) Communications Total Debt to (ii) Communications Operating Cash Flow, as such terms are defined in the Dobson/Sygnet Credit Agreement, as in effect on the date hereof without giving effect to any amendments or modifications thereof, shall be greater than 8.50 to 1.0, and such non-compliance is not remedied within twenty (20) days following receipt of Lender's written notice to Borrower that such failure has occurred; or

  (b) Borrower, Communications, or any Affiliate of either of them shall enter into any Rule 13e-3 transaction (as defined in Rule 13e-3(a)(3) promulgated under the Exchange Act).

  RIGHTS AND REMEDIES.

    Remedies Upon Default.

    (a) If a Default exists under Section 9.3(c) or 9.3(d), the entire unpaid balance of the Obligation shall automatically become due and payable without any action or notice of any kind whatsoever.

    (b) If any Default exists, Lender may do any one or more of the following: (i) if the maturity of the Obligation has not already been accelerated under Section 10.1(a), declare the entire unpaid balance of the Obligation, or any part thereof, immediately due and payable, whereupon it shall be due and payable; (ii) terminate the commitment of Lender to extend credit hereunder; (iii) reduce any claim to judgment; (iv) to the extent permitted by Law, exercise the Rights of offset or banker's Lien against the interest of Borrower in and to every account and other property of Borrower which are in the possession of Lender to the extent of the full amount of the Obligation (to the extent permitted by Law, Borrower being deemed directly obligated to Lender in the full amount of the Obligation for such purposes); (v) foreclose or otherwise enforce any Lien granted to the Lender to secure payment and performance of the Obligation in accordance with the terms of the Loan Papers; and (vi) subject to the provisions Sections 5.4 and 5.9, exercise any and all other legal or equitable Rights afforded by the Loan Papers, the Laws of the State of Oklahoma, or any other applicable jurisdiction as Lender shall deem appropriate, or otherwise, including, but not limited to, the Right to bring suit or other proceedings before any Governmental Authority either for specific performance of any covenant or condition contained in any of the Loan Papers or in aid of the exercise of any Right granted to Lender in any of the Loan Papers. Borrower agrees that the covenants of this Section may be specifically enforced.

    Waivers

    . To the extent permitted by law, Borrower hereby waives presentment and demand for payment, protest, notice of intention to accelerate, notice of acceleration, and notice of protest and nonpayment, and agrees that its liability with respect to the Obligation (or any part thereof) shall not be affected by any renewal or extension in the time of payment of the Obligation (or any part thereof), by any indulgence, or by any release or change in any security for the payment of the Obligation (or any part thereof).

    Performance by Lender

    . If any covenant, duty, or agreement of Borrower is not performed in accordance with the terms of the Loan Papers, after the occurrence and during the continuance of a Default, Lender may, at its option, perform or attempt to perform such covenant, duty, or agreement on behalf of Borrower. In such event, any amount expended by Lender in such performance or attempted performance shall be payable by Borrower to Lender on demand, shall become part of the Obligation, and shall bear interest at the Default Rate from the date of such expenditure by Lender until paid. Notwithstanding the foregoing, it is expressly understood that Lender does not assume, and shall never have, except by its express written consent, any liability or responsibility for the performance of any covenant, duty, or agreement of Borrower.

    Delegation of Duties and Rights

    . Lender may perform any of its duties or exercise any of its Rights under the Loan Papers by or through its Representatives.

    Not in Control

    . Nothing in any Loan Paper shall, or shall be deemed to (a) give Lender the Right to exercise control over the assets (including real property), affairs, or management of Borrower, (b) preclude or interfere with compliance by Borrower with any Law, or (c) require any act or omission by Borrower that may be harmful to Persons or property. Any "Material Adverse Event" or other materiality qualifier in any representation, warranty, covenant, or other provision of any Loan Paper is included for credit documentation purposes only, and shall not be deemed to mean that Lender acquiesces in any non-compliance by Borrower with any Law or document, or that Lender does not expect Borrower to promptly, diligently, and continuously carry out all appropriate removal, remediation, and termination activities required or appropriate in accordance with all Environmental Laws. Lender has no fiduciary relationship with or fiduciary duty to Borrower arising out of or in connection with the Loan Papers, and the relationship between Lender, on the one hand, and Borrower, on the other hand, in connection with the Loan Papers is solely that of debtor and creditor. The power of Lender under the Loan Papers is limited to the Rights provided in the Loan Papers, which Rights exist solely to assure payment and performance of the Obligation and may be exercised in a manner calculated by the Lender in its good faith business judgment.

    Course of Dealing

    . The acceptance by Lender at any time and from time to time of partial payment on the Obligation shall not be deemed to be a waiver of any Default then existing. No waiver by Lender of any Default shall be deemed to be a waiver of any other then-existing or subsequent Default. No delay or omission by Lender in exercising any Right under the Loan Papers shall impair such Right or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such Right preclude other or further exercise thereof, or the exercise of any other Right under the Loan Papers or otherwise.

    Cumulative Rights

    . All Rights available to Lender under the Loan Papers are cumulative of and in addition to all other Rights granted to Lender at law or in equity, whether or not the Obligation is due and payable and whether or not Lender has instituted any suit for collection, foreclosure, or other action in connection with the Loan Papers.

    Application of Proceeds

    . Any and all proceeds ever received by Lender from the exercise of any Rights pertaining to the Obligation shall be applied to the Obligation in the order and manner determined by Lender in its sole discretion.

    Certain Proceedings

    . Borrower will promptly execute and deliver, or cause the execution and delivery of, all applications, certificates, instruments, registration statements, and all other documents and papers Lender may reasonably request in connection with the obtaining of any consent, approval, registration, qualification, permit, license, or Authorization of any Governmental Authority or other Person necessary or appropriate for the effective exercise of any Rights under the Loan Papers. Because Borrower agrees that Lender's remedies at Law for failure of Borrower to comply with the provisions of this Section 10.9 would be inadequate and that such failure would not be adequately compensable in damages, Borrower agrees that the covenants of this Section 10.9 may be specifically enforced.

    Expenditures by Lender

    . Borrower shall promptly pay within 15 Business Days after request therefor (a) all reasonable costs, fees, and expenses paid or incurred by Lender, incident to any Loan Paper (including, but not limited to, the reasonable fees and expenses of counsel to Lender and the allocated cost of internal counsel in connection with the negotiation, preparation, delivery, execution, coordination and administration of the Loan Papers and any related amendment, waiver, or consent) and (b) all reasonable costs and expenses of Lender incurred by Lender in connection with the enforcement of the obligations of Borrower arising under the Loan Papers (including, without limitation, costs and expenses incurred in connection with any workout or bankruptcy) or the exercise of any Rights arising under the Loan Papers (including, but not limited to, reasonable attorneys' fees including allocated cost of internal counsel, court costs and other costs of collection), all of which shall be a part of the Obligation and shall bear interest at the Default Rate from the date due until the date repaid. Notwithstanding the foregoing, Borrower shall not be obligated for any costs and expenses incurred by Lender, including fees and expenses of counsel, arising prior to the Closing Date.

    Indemnification

  . Borrower agrees to indemnify and hold harmless Lender and its Affiliates and its officers, directors, employees, agents, attorneys and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities, costs, and expenses (including, without limitation, reasonable attorneys' fees) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation, or proceeding or preparation of defense in connection therewith) the Loan Papers, any of the transactions contemplated herein, or the actual or proposed use of the proceeds of the Loan (including any of the foregoing arising from the negligence of the Indemnified Party), except to the extent such claim, damage, loss, liability, cost, or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation, or other proceeding to which the indemnity in this Section 10.11 applies, such indemnity shall be effective whether or not such investigation, litigation, or proceeding is brought by the Borrower, its directors, shareholders, or creditors, or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. Borrower agrees not to assert any claim against any indemnified party on any theory of liability, for special, indirect, consequential, or punitive damages arising out of or otherwise relating to the Loan Papers, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loan. Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this Section 10.11 shall survive the payment in full of the Loan and all other amounts payable under this Agreement.

  MISCELLANEOUS.

    Headings

    . The headings, captions, and arrangements used in any of the Loan Papers are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify, or modify the terms of the Loan Papers, nor affect the meaning thereof.

    Nonbusiness Days

    . In any case where any payment or action is due under any Loan Paper on a day which is not a Business Day, such payment or action may be delayed until the next-succeeding Business Day, but interest and fees shall continue to accrue in respect of any payment to which it is applicable until such payment is in fact made.

    Communications

    . Unless specifically otherwise provided, whenever any Loan Paper requires or permits any consent, approval, notice, request, or demand from one party to another, such communication must be in writing (which may be by telex or telecopy) to be effective and shall be deemed to have been given (a) if by telex, when transmitted to the telex number, if any, for such party, and the appropriate answer back is received, (b) if by telecopy, when transmitted to the telecopy number for such party (and all such communications sent by telecopy shall be confirmed promptly thereafter by personal delivery or mailing in accordance with the provisions of this section; provided, that any requirement in this parenthetical shall not affect the date on which such telecopy shall be deemed to have been delivered), (c) if by mail, on the third Business Day after it is enclosed in an envelope, properly addressed to such party, properly stamped, sealed, and deposited in the appropriate official postal service, or (d) if by any other means, when actually delivered to such party. Until changed by notice pursuant hereto, the address (and telex and telecopy numbers, if any) for each party to this Agreement is the address set forth by such parties' signature on the signature page of this Agreement. A copy of each communication to Lender shall also be sent to Haynes and Boone, LLP, 901 Main Street, Dallas, Texas 75202, Fax: 214/651-5940, Attn: Terry W. Conner, Esq.. A copy of each communication to Borrower shall also be sent to Edwards &. Angell LLP, 2800 Financial Plaza, Providence, Rhode Island 02903, Fax: 401/276-6611, Attn: David K. Duffell, Esq.

    Form and Number of Documents

    . Each agreement, document, instrument, or other writing to be furnished under any provision of this Agreement must be in form and substance and in such number of counterparts as may be reasonably satisfactory to Lender and its counsel.

    Exceptions to Covenants

    . Borrower shall not take any action or fail to take any action which is permitted as an exception to any of the covenants contained in any Loan Paper if such action or omission would result in the breach of any other covenant contained in any of the Loan Papers.

    Survival

    . All covenants, agreements, undertakings, representations, and warranties made in any of the Loan Papers shall survive all closings under the Loan Papers and, except as otherwise indicated, shall not be affected by any investigation made by any party. All rights of, and provisions relating to, reimbursement and indemnification of Lender, shall survive termination of this Agreement and payment in full of the Obligation.

    Governing Law

    . The Laws of the State of Oklahoma and of the United States of America shall govern the Rights and duties of the parties to the Loan Papers and the validity, construction, enforcement, and interpretation of the Loan Papers.

    Invalid Provisions

    . If any provision in any Loan Paper is held to be illegal, invalid, or unenforceable, such provision shall be fully severable; the appropriate Loan Paper shall be construed and enforced as if such provision had never comprised a part thereof; and the remaining provisions thereof shall remain in full force and effect and shall not be affected by such provision or by its severance therefrom. Lender and Borrower agree to negotiate, in good faith, the terms of a replacement provision as similar to the severed provision as may be possible and be legal, valid, and enforceable.

    Entirety

    . The Rights and Obligations of Borrower and Lender Shall Be Determined Solely from Written Agreements, Documents, and Instruments, and Any Prior Oral Agreements Between Such Parties Are Superseded by and Merged into Such Writings. This Agreement (As Amended in Writing from Time to Time) and the Other Written Loan Papers Executed by Borrower and/or Lender, Represent the Final Agreement Among Borrower and Lender and May Not Be Contradicted by Evidence of Prior, Contemporaneous, or Subsequent Oral Agreements by Such Parties. There Are No Unwritten Oral Agreements Between Such Parties.

    Jurisdiction; Venue; Service of Process; Jury Trial

    . Each Party Hereto, in Each Case for Itself, its Successors and Assigns, Hereby (A) irrevocably Submits to the Nonexclusive Jurisdiction of the State and Federal Courts Located in Oklahoma, and Agrees and Consents That Service of Process May Be Made upon it in Any Legal Proceeding Arising out of or in Connection with the Loan Papers and the Obligation by Service of Process as Provided by Oklahoma Law, (B) irrevocably Waives, to the Fullest Extent Permitted by Law, Any Objection Which it May Now or Hereafter Have to the Laying of Venue of Any Litigation Arising out of or in Connection with the Loan Papers and the Obligation Brought in Any Such Court, (C) irrevocably Waives Any Claims That Any Litigation Brought in Any Such Court Has Been Brought in an Inconvenient Forum, (D) agrees to Designate and Maintain an Agent for Service of Process in Oklahoma in Connection with Any Such Litigation and to Deliver to Lender Evidence Thereof, If Requested, (E) irrevocably Consents to the Service of Process out of Any of the Aforementioned Courts in Any Such Litigation by the Mailing of Copies Thereof by Certified Mail, Return Receipt Requested, Postage Prepaid, at its Address Set Forth Herein, (F) irrevocably Agrees That Any Legal Proceeding Against Any Party Hereto Arising out of or in Connection with the Loan Papers or the Obligation Shall Be Brought in One of the Aforementioned Courts, and (G) irrevocably Waives, to the Fullest Extent Permitted by Law, its Respective Rights to a Jury Trial of Any Claim or Cause of Action Based upon or Arising out of Any Loan Paper or the Transactions Contemplated Thereby. The scope of each of the foregoing waivers is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Borrower and each other party to the Loan Papers acknowledge that this waiver is a material inducement to the agreement of each party hereto to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and each will continue to rely on each of such waivers in related future dealings. Borrower and each other party to the Loan Papers warrant and represent that they have reviewed these waivers with their legal counsel, and that they knowingly and voluntarily agree to each such waiver following consultation with legal counsel. THE WAIVERS IN THIS SECTION 11.10 ARE IRREVOCABLE, MEANING THAT THEY MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THESE WAIVERS SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, SUPPLEMENTS, AND REPLACEMENTS TO OR OF THIS OR ANY OTHER LOAN PAPER. In the event of Litigation, this Agreement may be filed as a written consent to a trial by the court.

    Amendments, Consents, Conflicts, and Waivers.

    (a) Any provision of the Loan Papers may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by Borrower and Lender.

    (b) Any conflict or ambiguity between the terms and provisions of this Agreement and terms and provisions in any other Loan Paper is controlled by the terms and provisions of this Agreement to the extent (and only to the extent) of such conflict.

    (c) No course of dealing or any failure or delay by Lender, or any of its Representatives with respect to exercising any Right of Lender under this Agreement operates as a waiver thereof. A waiver must be in writing and signed by Lender to be effective, and a waiver will be effective only in the specific instance and for the specific purpose for which it is given.

    Multiple Counterparts

    . Any Loan Paper may be executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one agreement; but, in making proof thereof, it shall not be necessary to produce or account for more than one such counterpart. It is not necessary that Lender execute the same counterpart so long as identical counterparts are executed by Borrower and Lender. This Agreement shall become effective when counterparts hereof shall have been executed and delivered to Lender by Borrower.

    Successors and Assigns; Assignment

    . This Agreement shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and assigns, except that Borrower may not, directly or indirectly, assign or transfer, or attempt to assign or transfer, any of its Rights, duties or obligations under any Loan Papers without the express written consent of Lender. Lender has the Right to assign any or all of its Rights under this Agreement and the other Loan Papers to any Person at any time without the consent of Borrower. If Lender elects to exercise its Right under this Section 11.13, the obligations of Borrower under the Loan Papers shall not be affected.

    Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances

    . Borrower's obligations under the Loan Papers remain in full force and effect until the Obligation is paid in full or forgiven as provided in Section 5.8 (except for provisions under the Loan Papers which by their terms expressly survive payment of the Obligation and termination of the Loan Papers, but subject always to Section 5.9). Subject to Sections 5.8 and 5.9, if at any time any payment of the principal of or interest on the Notes or any other amount payable by Borrower, or any other obligor on the Obligation under any Loan Paper is rescinded or must be restored or returned upon the insolvency, bankruptcy or reorganization of Borrower or otherwise, the obligations of Borrower under the Loan Papers with respect to that payment shall be reinstated as though the payment had been due but not made at that time.

    Restatement of Existing Loan Agreement/No Novation

    . The parties hereto agree that, on the Closing Date, after all conditions precedent set forth in Sections 6.1 and 6.2 have been satisfied or waived: (a) the Obligation represents, among other things, the amendment, extension, and modification of the "Obligation" (as defined in the Existing Loan Agreement); (b) this Agreement is intended to, and does hereby, restate, renew, extend, amend, modify, supersede, and replace the Existing Loan Agreement in its entirety; (c) the Notes executed pursuant to this Agreement amend, renew, extend, modify, replace, substitute for, and supersede in their entirety (but do not extinguish to the extent of Sixty Million Dollars, the Debt arising under) the promissory notes issued pursuant to the Existing Loan Agreement, which existing promissory notes shall be marked "modified, renewed, and extended," and, thereafter, delivered by Lender to Borrower; and (d) except as otherwise provided herein, the entering into and performance of their respective obligations under the Loan Papers and the transactions evidenced hereby do not constitute a novation nor shall they be deemed to have terminated, extinguished, or discharged the indebtedness under the Existing Loan Agreement or the collateral security therefor, all of which indebtedness and collateral security shall continue under and be governed by this Agreement and the other Loan Papers except as expressly provided otherwise herein.

    Release

. Borrower does hereby, forever release and discharge Bank of America, N.A., and its predecessors, successors, assigns, shareholders, Representatives, parent corporations, subsidiaries, and Affiliates (hereinafter all of the above collectively referred to herein as the "Lender Parties"), from any and all claims, counterclaims, demands, damages, debts, agreements, covenants, suits, contracts, obligations, liabilities, accounts, offsets, rights, actions and causes of action of any nature whatsoever, including, without limitation, all claims, demands, and causes of action for contribution and indemnity, whether arising at law or in equity (including without limitation, claims of fraud, duress, mistake, tortious interference, usury, violation of the Texas Deceptive Trade Practices Act or control), whether presently possessed or possessed in the future, whether liability be direct or indirect, liquidated or unliquidated, whether presently accrued or to accrue hereafter, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, for or because of, or as a result of any act, omission, communication, transaction, occurrence, setoff, representation, promise, damage, breach of contract, fraud, violation of any statute of law, commission of any tort, or any other matter whatsoever or thing done, omitted, or suffered to be done by any Lender Party, which has occurred in whole or in part, or was initiated at an time from the beginning of time up to and immediately preceding the moment of the execution of this Agreement.

Remainder of Page Intentionally Blank.

Signature Pages to Follow.

Signature Page to the Third Amended and Restated Credit Agreement

among Dobson CC Limited Partnership, as Borrower, and Bank of America, N.A., as Lender

EXECUTED as of the 2nd day of May, 2003.

DOBSON CC LIMITED PARTNERSHIP,

an Oklahoma limited partnership

By: RLD, INC., an Oklahoma corporation,

its general partner

By:

Everett R. Dobson, President

Notice Address:

14201 Wireless Way

Oklahoma City, Oklahoma 73134

Telecopy Number: 405-391-8520

Attention: Everett R. Dobson

Signature Page to the Third Amended and Restated Credit Agreement

among Dobson CC Limited Partnership, as Borrower, and Bank of America, N.A., as Lender

EXECUTED as of the day and year first above written.

BANK OF AMERICA, N.A.,

as Lender

By:

Lynn D. Simmons, Senior Vice President

Notice Address:

231 South LaSalle Street

Mail Code IL1-231-08-40

Chicago, IL 60697

Telecopy Number: (312) 987-0234

Attention: Lynn D. Simmons

Signature Page to the Third Amended and Restated Credit Agreement

among Dobson CC Limited Partnership, as Borrower, and Bank of America, N.A., as Lender

Solely for purposes of the guarantee in Section 5.6, Everett R. Dobson signs below to evidence his agreement to such guarantee.

EXECUTED as of the day and year first above written.

Everett R. Dobson

SCHEDULE 6.1

CONDITIONS PECEDENT TO CLOSING

DOBSON CC LIMITED PARTNERSHIP

The Agreement and related Loan Papers shall not become effective unless Lender has received all of the following (unless otherwise indicated, all documents shall be dated as of May 16, 2003, and all terms used with their initial letters capitalized are used herein with their meanings as defined in the Agreement):

1. The Agreement. The Agreement (together with all Schedules and Exhibits thereto) executed by Borrower and Lender.

2. Notes. Third Amended, Restated, and Consolidated Note (substantially in the form of Exhibit A-1) payable to Lender, executed by Borrower.

3. Partnership Agreements. Copy of the currently-effective Partnership Agreement for Borrower, and all amendments thereto, each accompanied by a certificate that such copy is correct and complete, dated the Closing Date, executed by the General Partner or other appropriate managing partner of such partnership, together with a certificate of limited partnership dated a Current Date (as used herein, the term "Current Date" means any date not more than 30 days prior to the Closing Date), issued by the appropriate Governmental Authority of the jurisdiction of organization of Borrower.

4. Good Standing and Authority. Certificates of the appropriate Governmental Authorities of such jurisdictions as Lender may designate, each dated a Current Date, to the effect that Borrower is in good standing with respect to the payment of franchise and similar Taxes (to the extent such information is available) and is duly qualified to transact business in such jurisdiction.

5. Incumbency. Certificate of incumbency dated as of the Closing Date with respect to all managers, officers, or partners of Borrower who will be authorized to execute or attest to any of the Loan Papers on behalf of Borrower, executed by the President or a Vice President and the Secretary or an Assistant Secretary, of the General Partner of Borrower.

6. Partnership Authorization. Evidence of authorization by the applicable partners of Borrower, authorizing the execution and full performance of the Loan Papers, and all other documents and actions required pursuant thereto, accompanied by a certificate from the general partner or other appropriate managing partner, dated as of the Closing Date, certifying that such copy is a true and correct copy of the authorizations adopted by the partnership and that such authorizations constitute all authorizations adopted with respect to such transactions, have not been amended, modified, or revoked in any respect, and are in full force and effect as of the Closing Date.

7. Opinion of Counsel to Borrower. The opinion of counsel to Borrower addressed to Lender, in form and substance satisfactory to Lender.

8. Opinion of Special Regulatory Counsel to Borrower. The opinion of special regulatory counsel to the Companies, addressed to Lender, in form and substance satisfactory to Lender.

9. Pledge, Assignment, and Security Agreement. The Third Amended and Restated Pledge, Assignment, and Security Agreement, substantially in the form and upon the terms of Exhibit B, executed by Borrower, as debtor, and delivered to Lender, as secured party, together with (A) one or more Financing Statements, evidencing Borrower as debtor, in favor of Lender, as secured party, covering all of the Collateral, and (B) delivery to Lender of all Pledged Shares and Collateral Notes (as such terms are defined in the Pledge, Assignment, and Security Agreement), together with executed blank stock powers for each Pledged Share certificate delivered and executed allonge endorsements for each Collateral Note delivered, all in form acceptable to Lender.

10. Lien Searches. Lien searches in the name of Borrower and any other name(s) as Lender may deem appropriate in each state where Borrower maintains an office or has real property, showing no financing statements or other Lien instruments of record except for Permitted Liens.

11. Consents, filings, etc. Evidence satisfactory to Lender and its counsel that Borrower has received all approvals, authorizations, consents, and waivers of any Governmental Authority or other Person necessary or appropriate for the execution, delivery, and performance by Borrower of the Loan Papers, including, without limitation, (a) all such approvals, authorizations, consents, and waivers disclosed in the Loan Papers, (b) any such approvals, authorizations, consents, or waivers reasonably required by Lender in connection with the granting of a security interest to Lender in each material contract acquired or assumed by Borrower, and (c) all filings, consents, or approvals with or of Governmental Authorities necessary to enter into the Loan Papers, or any other transactions contemplated by the Loan Papers, as applicable, including, without limitation, all filings (if any) required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and all applicable waiting periods with respect thereto have lapsed without any action being taken by any Governmental Authority that could restrain, prevent, or impose conditions that could constitute a Material Adverse Event on the transactions contemplated by the Loan Papers or that could seek or threaten any of the foregoing, and no Law shall be applicable which in the reasonable judgment of the Lender would have such effect.

12. No Judgments. There shall not exist any decree, judgment, ruling, injunction, or other Law which restrains the consummation of any transaction contemplated by the Loan Papers in the manner contemplated therein.

13. Stock Purchase Agreement. Evidence satisfactory to Lender that all conditions precedent to the closing of the transaction under the Stock Purchase Agreement have been satisfied and the transaction contemplated thereby has closed or will close contemporaneously with the closing of the Agreement.

14. Settlement Agreement. Evidence satisfactory to Lender that all conditions precedent to the closing of the transactions under the Settlement Agreement have been satisfied and the transactions contemplated thereby have closed or will close contemporaneously with the closing of the Agreement.

15. Documentation Checklist. Without limiting the generality of the items described above, Borrower shall have delivered or caused to be delivered to Lender (in form and substance reasonably satisfactory to Lender), the financial statements, instruments, resolutions, documents, agreements, certificates, opinions and other items set forth on the "Documentation Checklist" delivered by Lender to Borrower prior to the Closing Date.

16. Other Documents. Such other agreements, documents, instruments, opinions, certificates, and evidences as Lender may reasonably request.

EXHIBIT A-1

FORM OF THIRD AMENDED, RESTATED, AND CONSOLIDATED NOTE

$60,000,000 May 16, 2003

FOR VALUE RECEIVED, the undersigned, DOBSON CC LIMITED PARTNERSHIP, an Oklahoma limited partnership ("Borrower"), hereby promises to pay to the order of BANK OF AMERICA, N.A. (together with its permitted successors or assigns, "Lender"), on the Maturity Date, the lesser of (a) SIXTY MILLION AND NO/100 DOLLARS ($60,000,000) (together with accrued and unpaid interest thereon) and (b) the aggregate Principal Debt outstanding and unpaid on the Maturity Date (together with accrued and unpaid interest thereon).

This note has been executed and delivered under, and is subject to the terms of, the Third Amended, Restated, and Consolidated Credit Agreement dated as of May 16, 2003, (as amended, modified, supplemented, or restated from time to time, the "Credit Agreement"), between Borrower and Lender, and is the "Amended and Restated Note" referred to therein. Unless defined herein, capitalized terms used herein that are defined in the Credit Agreement have the meanings given to such terms in the Credit Agreement. Reference is made to the Credit Agreement for provisions affecting this note regarding applicable interest rates, principal and interest payment dates, final maturity, voluntary and mandatory prepayments, acceleration of maturity, exercise of Rights, payment of attorneys' fees, court costs, and other costs of collection, certain waivers by Borrower and others now or hereafter obligated for payment of any sums due hereunder, and security for the payment hereof. Without limiting the immediately preceding sentence, reference is made to Section 3.7 of the Credit Agreement for usury savings provisions.

THE LAWS (OTHER THAN CONFLICT-OF-LAWS PROVISIONS THEREOF) OF THE STATE OF OKLAHOMA AND OF THE UNITED STATES OF AMERICA SHALL GOVERN THE RIGHTS AND DUTIES OF BORROWER AND LENDER AND THE VALIDITY, CONSTRUCTION, ENFORCEMENT, AND INTERPRETATION HEREOF.

This Third Amended, Restated, and Consolidated Note is being issued in substitution of, and supersedes and replaces in its entirety, the promissory note (as the same may have been amended and restated to the date hereof) executed and delivered pursuant to the Existing Loan Agreement.

DOBSON CC LIMITED PARTNERSHIP,

an Oklahoma limited partnership

By: RLD, INC.,

an Oklahoma corporation,

its general partner

By:

Everett R. Dobson

President

EXHIBIT A-2

FORM OF DEFERRED INTEREST NOTE

May 16, 2003

FOR VALUE RECEIVED, the undersigned, DOBSON CC LIMITED PARTNERSHIP, an Oklahoma limited partnership ("Borrower"), hereby promises to pay to the order of BANK OF AMERICA, N.A. (together with its permitted successors or assigns, "Lender"), on the Maturity Date, that portion of the aggregate Principal Debt attributable to deferred interest which is outstanding and unpaid on the Maturity Date (together with accrued and unpaid interest thereon).

This note has been executed and delivered under, and is subject to the terms of, the Third Amended, Restated, and Consolidated Credit Agreement dated as of even date herewith (as amended, modified, supplemented, or restated from time to time, the "Credit Agreement"), between Borrower and Lender, and is the "Deferred Interest Note" referred to therein. Unless defined herein, capitalized terms used herein that are defined in the Credit Agreement have the meanings given to such terms in the Credit Agreement. Reference is made to the Credit Agreement for provisions affecting this note regarding applicable interest rates, principal and interest payment dates, final maturity, voluntary and mandatory prepayments, acceleration of maturity, exercise of Rights, payment of attorneys' fees, court costs, and other costs of collection, certain waivers by Borrower and others now or hereafter obligated for payment of any sums due hereunder, and security for the payment hereof. Without limiting the immediately preceding sentence, reference is made to Section 3.7 of the Credit Agreement for usury savings provisions.

THE LAWS (OTHER THAN CONFLICT-OF-LAWS PROVISIONS THEREOF) OF THE STATE OF OKLAHOMA AND OF THE UNITED STATES OF AMERICA SHALL GOVERN THE RIGHTS AND DUTIES OF BORROWER AND LENDER AND THE VALIDITY, CONSTRUCTION, ENFORCEMENT, AND INTERPRETATION HEREOF.

DOBSON CC LIMITED PARTNERSHIP,

an Oklahoma limited partnership

By: RLD, INC.,

an Oklahoma corporation,

its general partner

By:

Everett R. Dobson

President

EXHIBIT B

THIRD AMENDED AND RESTATED PLEDGE, ASSIGNMENT,

AND SECURITY AGREEMENT

(Dobson CC Limited Partnership)

THIS THIRD AMENDED AND RESTATED PLEDGE, ASSIGNMENT, AND SECURITY AGREEMENT (the "Security Agreement") is executed as of May ___, 2003, by DOBSON CC LIMITED PARTNERSHIP, an Oklahoma limited partnership (whether doing business in its own name or in one or more of the tradenames listed on Annex A, "Debtor"), and Bank of America, N.A., a national banking association as "Secured Party."

WHEREAS, Debtor, as Borrower, and Secured Party, as Lender, are parties to the Second Amended, Restated, and Consolidated Credit Agreement dated as of March 15, 2002, but effective as of January 15, 2002, as amended by the First Amendment thereto dated as of March 31, 2003, the Second Amendment thereto dated as of April 21, 2003, that certain letter agreement dated as of April 25, 2003, the Third Amendment thereto dated as of May 2, 2003, and the Fourth Amendment thereto dated as of May 7, 2003 (as amended the "Existing Loan Agreement"), which agreement (as amended) matures by its terms on May 16, 2003;

WHEREAS, pursuant to a Second Amended and Restated Pledge, Assignment, and Security Agreement dated of as of March 15, 2002, but effective as of January 15, 2002 (the "Existing Pledge Agreement"), Debtor granted a security interest in the "Collateral" as defined therein to secure payment of the "Obligation" as defined therein;

WHEREAS, Debtor and Secured Party now desire to amend and restate the Existing Loan Agreement, in the form of the Third Amended, Restated, and Consolidated Credit Agreement (as amended, modified, supplemented and restated from time to time the "Credit Agreement"), in order to modify and amend certain provisions of the Existing Loan Agreement and to extend its maturity date;

WHEREAS, in connection with the Credit Agreement, Debtor and Secured Party desire to amend and restate the Existing Pledge Agreement in its entirety as and pursuant to this Third Amended and Restated Pledge, Assignment and Security Agreement and to, among other things, provide further security for the Obligation as defined in the Credit Agreement; and

WHEREAS, this Security Agreement is integral to the transactions contemplated by the Loan Papers, and the execution and delivery thereof is a condition precedent to Secured Party's obligations to extend credit under the Loan Papers.

NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, Debtor and Secured Party hereby agree as follows:

    REFERENCE TO CREDIT AGREEMENT. The terms, conditions, and provisions of the Credit Agreement are incorporated herein by reference, the same as if set forth herein verbatim, which terms, conditions, and provisions shall continue to be in full force and effect hereunder so long as Secured Party is obligated to lend under the Credit Agreement and thereafter until the Obligation is paid and performed in full.

    CERTAIN DEFINITIONS. Unless otherwise defined herein, or the context hereof otherwise requires, each term defined in the Credit Agreement or in the UCC is used in this Security Agreement with the same meaning; provided that, (a) if the definition given to such term in the Credit Agreement conflicts with the definition given to such term in the UCC, the Credit Agreement definition shall control to the extent legally allowable; and (b) if any definition given to such term in Chapter 9 of the UCC conflicts with the definition given to such term in any other chapter of the UCC, the Chapter 9 definition shall prevail. As used herein, the following terms have the meanings indicated:

    Collateral has the meaning set forth in Paragraph 4 hereof.

    Communications means Dobson Communications Corporation, an Oklahoma corporation.

    Logix Communications means LCC Estate Corporation, an Oklahoma corporation, and any of its successors and assigns.

    Logix Enterprises means LCE Estate Corporation, Inc., an Oklahoma corporation, and any of its successors and assigns.

    Obligation means the Obligation as such term is defined in the Credit Agreement.

    Obligor means any Person obligated with respect to any of the Collateral, whether as an account debtor, obligor on an instrument, issuer of securities, or otherwise.

    Partnerships shall mean (a) those partnerships and limited liability companies listed in Section 4(d) and incorporated herein by reference, as such partnerships or limited liability companies exist or may hereinafter be restated, amended, or restructured, (b) any partnership, joint venture, or limited liability company in which Debtor shall, at any time, become a limited or general partner, venturer, or member, or (c) any partnership, joint venture, limited liability company, or corporation formed as a result of the restructure, reorganization, or amendment of the Partnerships.

    Partnership Agreements shall mean the partnership agreements, joint venture agreements, or organizational agreements for any of the Partnerships (together with any modifications, amendments or restatements thereof), and "Partnership Agreement" means any one of the Partnership Agreements.

    Partnership Interests shall mean all of Debtor's Right, title and interest now or hereafter accruing under the Partnership Agreements with respect to all distributions, allocations, proceeds, fees, preferences, payments, or other benefits, which Debtor now is or may hereafter become entitled to receive with respect to such interests in the Partnerships and with respect to the repayment of all loans now or hereafter made by Debtor to the Partnerships.

    Pledged Securities means, collectively, the Pledged Shares and any other Collateral constituting securities or investment property.

    Pledged Shares has the meaning set forth in Paragraph 4 hereof.

    Registration Rights means, all of Debtor's right, title, and interest in, to, and under the Stockholder Agreement (as defined in the Credit Agreement), with respect to the registration for resale of any Pledged Securities issued by Communications, including, without limitation, Debtor's rights pursuant to Article 4 of the Stockholder Agreement.

    Released Shares means 10,000,000 shares of Class B Common Stock, in which Lender has released its Lien and security interest pursuant to the terms of the Settlement Agreement; together with 2,500,000 additional shares of Class B Common Stock in which Lender may release its security interest, subject to and in accordance with the terms of the Credit Agreement.

    Required Consents has the meaning set forth in Paragraph 9 hereof.

    Security Interest means the security interest granted and the pledge and assignment made under Paragraph 3 hereof.

    UCC means the Uniform Commercial Code as enacted in the State of Oklahoma or other applicable jurisdiction, as amended at the time in question.

    SECURITY INTEREST. In order to secure the full and complete payment and performance of the Obligation when due, including, but not limited to, all indebtedness, liabilities, and obligations now existing or hereafter arising under or in connection with the Options, Debtor hereby grants to Secured Party a Security Interest in all of Debtor's Rights, titles, and interests in and to the Collateral (to the extent permitted by applicable Law), and pledges, collaterally transfers, and assigns the Collateral to Secured Party, all upon and subject to the terms and conditions of this Security Agreement. Such Security Interest is granted and pledge and assignment are made as security only and shall not subject Secured Party to, or transfer or in any way affect or modify, any obligation of Debtor with respect to any of the Collateral or any transaction involving or giving rise thereto. If the grant, pledge, or collateral transfer or assignment of any specific item of the Collateral is expressly prohibited by any contract or applicable Law, then the Security Interest created hereby nonetheless remains effective to the extent allowed by UCC ss 9.404(b) or other applicable Law, but is otherwise limited by that prohibition.

    COLLATERAL. As used herein, the term "Collateral" means all personal property and fixture property of every kind and nature including, without limitation, all securities, accounts, goods (including inventory, equipment, and any accessions thereto), software, deposit accounts, commercial tort claims, letters of credit or letter of credit rights, supporting obligations, tax refunds, chattel paper (whether tangible or electronic), instruments, investment property, documents, money, contracts, contract rights, assets, general intangibles, and properties now or hereafter owned by Debtor, or in which Debtor has a legal or beneficial interest other than the Released Shares, including without limitation the following items and types of property now owned or in the future acquired by Debtor:

        All shares of common or preferred Stock of Communications now owned or hereafter acquired by Debtor, other than the Released Shares, including, without limitation, the shares of Class A and Class B Common Stock described on Schedule 1 hereto, together with all distributions thereon, all cash and noncash proceeds thereof, and any securities, notes, or other instruments issued in increase, substitution or replacement thereof, excluding the Released Shares Property (as defined in the Credit Agreement) (collectively, the "Communications Shares");

        All present and future issued and outstanding shares of stock (common or preferred), or other securities or instruments, of Logix Enterprises now owned or hereafter received by Debtor, including, without limitation, the shares of Common and Preferred Stock described on Schedule 1 hereto, all other securities or instruments received by Borrower as a result of loans to, or investments in Logix Enterprises or Logix Communications, and any securities, notes, or other instruments issued as a result of the bankruptcy reorganization of Logix Enterprises or Logix Communications, together with all distributions thereon, all cash and noncash proceeds thereof, and any securities, notes, or other instruments issued in increase, substitution, or replacement thereof (the "Logix Shares," together with the Communications Shares, the "Pledged Shares");

        All of Debtor's right, title, and interest in and to all debt instruments, promissory notes, and other instruments of Logix Enterprises or Logix Communications payable to Debtor, listed on Schedule 2 hereto, including, without limitation, those now or hereafter existing, and any securities, notes, or other instruments issued in increase, substitution, or replacement thereof, including, without limitation, as a result of the bankruptcy reorganization of Logix Enterprises or Logix Communications (collectively, the "Collateral Notes"), all Rights titles, interests, and Liens Debtor may have, be, or become entitled to under all present and future loan agreements, security agreements, pledge agreements, deeds of trust, mortgages, guarantees, or other documents assuring or securing payment of or otherwise evidencing the Collateral Notes (the "Collateral Note Security") in, to, and under all other loan and collateral documents relating to such instruments, together with all payments thereon, all cash and noncash proceeds thereof, and any securities or debt instruments issued in increase, substitution, or replacement thereof;

        Except as provided in the Settlement Agreement, all of Debtor's right, title, and interest now or hereafter in, under, arising from, or related to the Partnerships and the Partnership Interests, including, without limitation, in and to Portland and Memorial Two, L.L.C.; Dobson Parkway, L.L.C.; Paradise Restaurant Group, L.L.C.; Two D Ranch, L.L.C.; Cheyenne Stables, L.L.C.; and Dobson Ranch Limited Liability Company, each an Oklahoma limited liability company and Associated TTI Limited Partnership, an Oklahoma limited partnership;

        All of Debtor's rights, title, and interest in and to all investment management accounts and third party management accounts, and all cash, securities, investments, and other property contained within said accounts, together with all increases, replacements, substitutions and proceeds thereof and thereto, including, without limitation, the following accounts and funds, each maintained at Morgan Stanley Dean Witter:

Dobson CC Family Limited Partnership	-	Wilshire Private Markets Account (Acct No. 12-01014)

Dobson CC Family Limited Partnership	-	Arden Institutional Advisors Account (Acct No. 12-01013)

    (f) All of Debtor's right, title, and interest now or hereafter in, under, arising from, or related to (i) the Lehman Purchase Documents (as defined in the Credit Agreement), including without limitation, rights to receive payment upon exercise of the Lehman Option (as defined in the Credit Agreement), or otherwise, and rights to receive Pledged Shares and other assets returned, or required to be returned, to Debtor or its lender under the Lehman Purchase Documents, and (ii) the Stockholder Agreement (as defined in the Section 5(g) hereof);

    (g) All of Debtor's commercial tort claims against any professionals in connection with any advise or opinions delivered in connection with the transaction evidenced by the Credit Agreement or the Stock Purchase Agreement;

    (h) All present and future distributions, income, increases, profits, combinations, reclassifications, improvements, and products of, accessions, attachments, and other additions to, tools, parts, and equipment used in connection with, and substitutes and replacements for, all or part of the Collateral described above;

    (i) All present and future accounts, contract rights, general intangibles, partnership agreements, the Registration Rights (as defined in Section 5(g) hereof) and other agreements regarding the sale or registration for sale of any Communications Shares (including, without limitation, under the Stockholder Agreement), chattel paper, documents, instruments, cash and noncash proceeds, and other rights arising from or by virtue of, or from or pertaining to the voluntary or involuntary sale or other disposition of, or insurance proceeds payable with respect to, or proceeds payable with respect to, or claims against any other person or entity with respect to, all or any part of the Collateral heretofore described (collectively, "Intangibles"), except with regard to the Released Shares so long as the same are owned by Debtor; and

    (j) All present and future security for the payment to Debtor of any of the Collateral heretofore described; provided that the description of Collateral contained in this Paragraph 4 shall not be deemed to permit any action prohibited by this agreement or by terms incorporated in this agreement.

    REPRESENTATIONS AND WARRANTIES. Debtor represents and warrants to Secured Party that:

        Credit Agreement. Certain representations and warranties in the Credit Agreement are applicable to it or its assets or operations, and each such representation and warranty is true and correct.

        Binding Obligation. This Security Agreement creates a legal, valid, and binding Lien in and to the Collateral in favor of Secured Party and enforceable against Debtor. For Collateral in which the Security Interest may be perfected by the filing of financing statements, including financing statements filed in the jurisdiction described on Annex A, the Security Interest in that Collateral has been fully perfected. Through such filings and, in the case of the Pledged Securities and other investment property or instruments, through possession or "control" (within the meaning of Sections 8-106 and 9-106 of the UCC) by Secured Party, the Security Interest constitutes a first-priority Lien on the Collateral, except as contemplated by Section 8(k) hereof, subject only to Permitted Liens. The creation of the Security Interest does not require the consent of any Person that has not been obtained.

        Location. Debtor's place of business and chief executive office is where Debtor is entitled to receive notices hereunder; the present and foreseeable location of Debtor's books and records is as set forth on Annex A (but the failure of such description to be accurate or complete shall not impair the Security Interest in such Collateral); and, except as noted on Annex A, all such books and records are in Debtor's possession.

        Securities. The Pledged Securities are duly authorized, validly issued, fully paid, and non-assessable, and the transfer thereof is not subject to any restrictions, other than restrictions imposed by applicable securities and corporate Laws, and with respect to the Lehman Optioned Stock, the Lehman Purchase Documents. The Communications Shares constitute one hundred percent (100%) of the issued and outstanding common stock or other equity interests of Communications owned by Debtor. The Logix Shares constitute one hundred percent (100%) of the issued and outstanding common stock or other equity interests of Logix Enterprises owned by Debtor. Debtor has good title to the securities, free and clear of all Liens and encumbrances thereon (except for Permitted Liens and the Security Interest created hereby), and, to the extent certificated has delivered to Secured Party all stock certificates, promissory notes, bonds, debentures, or other instruments or documents representing or evidencing the securities, except as contemplated by Section 8(k) hereof, together with corresponding assignment or transfer powers duly executed in blank by Debtor, and such powers have been duly and validly executed and are binding and enforceable against Debtor in accordance with their terms; and the pledge of the securities in accordance with the terms hereof creates a valid and perfected first-priority Security Interest in the securities securing payment of the Obligation, except as contemplated by Section 8(k) hereof. Debtor has borne the full economic risk of such Pledged Shares since their respective dates of acquisition. The agreements listed on Schedule 5(d) hereto are the only agreements affecting the transferability of any of the Pledged Securities.

        Governmental Authority. No authorization, approval, or other action by, and no notice to or filing with, any Governmental Authority is required either (i) for the pledge by Debtor of the Pledged Securities pursuant to this Security Agreement or for the execution, delivery, or performance of this Security Agreement by Debtor, or (ii) for the exercise by Secured Party of the voting or other Rights provided for in this Security Agreement or the remedies in respect of the Collateral pursuant to this Security Agreement (except as contemplated by Section 9 hereof).

        Liens. Debtor owns all presently existing Collateral, and will acquire all hereafter-acquired Collateral, free and clear of all Liens, except Permitted Liens.

    (g) Registration Rights. Under Article 4 of the Stockholder Agreement (as defined in the Credit Agreement, the "Stockholder Agreement"), the Debtor has the right to (i) make one written request to Communications for registration with the Securities and Exchange Commission, under and in accordance with the provisions of the Securities Act of 1933, as amended, all or part of the Debtor's Registrable Securities (as defined in the Stockholder Agreement, "Registrable Securities"); (ii) demand on one occasion that Communications file a registration statement on Form S-3 (or any successor form to Form S-3) for an offering of Registrable Securities in which at least $15.0 million of gross proceeds are reasonable expected therefrom; and (iii) request to include Registrable Securities in a Piggyback Registration (as defined in the Stockholder Agreement) (collectively, the "Registration Rights").

    The foregoing representations and warranties will be true and correct in all respects with respect to any additional Collateral or additional specific descriptions of certain Collateral delivered to Secured Party in the future by Debtor.

    The failure of any of these representations or warranties to be accurate and complete does not impair the Security Interest in any Collateral.

    COVENANTS. So long as Secured Party is committed to extend credit to Debtor under the Credit Agreement and until the Obligation is paid and performed in full, Debtor covenants and agrees with Secured Party that Debtor will:

        Credit Agreement. (i) Comply with, perform, and be bound by all covenants and agreements in the Credit Agreement that are applicable to it, its assets, or its operations, each of which is hereby ratified and confirmed (INCLUDING, WITHOUT LIMITATION, THE INDEMNIFICATION AND RELATED PROVISIONS IN SECTION 10.11 OF THE CREDIT AGREEMENT); AND (ii) CONSENT TO AND APPROVE THE ARBITRATION AND WAIVER OF JURY TRIAL PROVISIONS OF SECTION 11.10 OF THE CREDIT AGREEMENT.

        Record of Collateral. Maintain, at the place where Debtor is entitled to receive notices under the Loan Papers, a current record of where all Collateral is located, permit representatives of Secured Party at any time during normal business hours to inspect and make abstracts from such records, and furnish to Secured Party, at such intervals as Secured Party may request, such documents, lists, descriptions, certificates, and other information as may be necessary or proper to keep Secured Party informed with respect to the identity, location, status, condition, and value of the Collateral.

        Perform Obligations. Fully perform all of Debtor's duties under and in connection with each transaction to which the Collateral, or any part thereof, relates, so that the amounts thereof shall actually become payable in their entirety to Secured Party.

        Notices. (i) Promptly upon knowledge thereof notify Secured Party of (A) any material change in any fact or circumstances represented or warranted by Debtor with respect to any of the Collateral or Obligation, and (B) any claim, action, or proceeding affecting title to all or any of the Collateral or the Security Interest and, at the request of Secured Party, appear in and defend, at Debtor's expense, any such action or proceeding; and (ii) give Secured Party 30 days written notice before any proposed (A) relocation of its principal place of business or chief executive office, (B) change of its name, identity, or partnership structure, (C) relocation of the place where its books and records concerning its accounts are kept, (D) relocation of any Collateral to a location not described on the attached Annex A, and (E) change of its jurisdiction of organization or organizational identification number, as applicable. Prior to making any of the changes contemplated in clause (ii) preceding, Debtor shall execute and deliver all such additional documents and perform all additional acts as Secured Party, in its sole discretion, may request in order to continue or maintain the existence and priority of the Security Interests in all of the Collateral.

        Collateral in Trust. Hold in trust (and not commingle with other assets of Debtor) for Secured Party all Collateral that is chattel paper, instruments, promissory notes, Pledged Securities, or documents at any time received by Debtor, and promptly deliver same to Secured Party, unless Secured Party at its option (which may be evidenced only by a writing signed by Secured Party stating that Secured Party elects to permit Debtor to so retain) permits Debtor to retain the same, but any chattel paper, instruments, promissory notes, or documents so retained shall be marked to state that they are assigned to Secured Party; each such instrument shall be endorsed to the order of Secured Party (but the failure of same to be so marked or endorsed shall not impair the Security Interest thereon).

        Further Assurances. At Debtor's expense and Secured Party's request, (i) after the occurrence and continuation of a Default, file or cause to be filed such applications and take such other actions as Secured Party may request to obtain the consent or approval of any Governmental Authority to Secured Party's Rights hereunder, including, without limitation, if such Right is available under the Communications Act, the Right to sell all the Collateral upon a Default without additional consent or approval from such Governmental Authority (and, because Debtor agrees that Secured Party's remedies at Law for failure of Debtor to comply with this provision would be inadequate and that such failure would not be adequately compensable in damages, Debtor agrees that its covenants in this provision may be specifically enforced); (ii) from time to time promptly execute and deliver to Secured Party all such other assignments, certificates, supplemental documents, and financing statements, and do all other acts or things as Secured Party may reasonably request in order to more fully create, evidence, perfect, continue, and preserve the priority of the Security Interest; and (iii) pay all filing fees in connection with any financing, continuation, or termination statement or other instrument with respect to the Security Interests.

    (g) Membership Interests; Partnership Interests. To the extent not already obtained, Debtor agrees to use its best efforts to acquire any consents and approvals required to permit foreclosure by Secured Party on the LLC Interests and Partnership Interests.

    (h) Impairment of Collateral. Not use any of the Collateral, or permit the same to be used, for any unlawful purpose, in any manner that is reasonably likely to adversely impair the value or usefulness of the Collateral, or in any manner inconsistent with the provisions or requirements of any policy of insurance thereon.

    (i) Securities. Except as described in Section 8(k) hereof, and as permitted by the Credit Agreement (including Section 5.6 of the Credit Agreement) with respect to the Control Shares (as defined in the Credit Agreement), not sell, exchange, or otherwise dispose of, or grant any option, warrant, or other Right with respect to, any of the Pledged Securities; pledge hereunder, immediately upon Debtor's acquisition (directly or indirectly) thereof, any and all additional shares of stock or other securities of the Subsidiaries or any other issuer of Securities issued to Debtor; and take any action necessary, required, or requested by Secured Party to allow Secured Party to fully enforce its Security Interest in the Pledged Securities, including, without limitation, the filing of any claims with any court, liquidator, trustee, custodian, receiver, or other like person or party.

    (j) Existence. Not permit any Subsidiary (as defined in the Credit Agreement) of Debtor which is the issuer of securities which are part of the Collateral to terminate its corporate existence, to be a party to any merger or consolidation, or to sell, lease, or dispose of all or substantially all of its assets and properties in a single transaction or a series of related transactions.

    (k) Removal of Legends. In the event Secured Party decides to foreclose upon or dispose of the Pledged Securities, Debtor agrees to use commercially reasonable efforts (subject to the requirements of applicable Law) to assist Secured Party in expeditiously removing any legends on the Pledged Securities which, in Secured Party's sole judgment, would or could delay Secured Party's foreclosure upon or disposition of such Pledged Securities.

    (l) Amendment to Communications' Charter. Without the written consent of Secured Party, vote against any amendment to Communications' Amended and Restated Certificate of Incorporation, as amended, that would modify the conversion rights or adversely affect the other rights of any holder of any Pledged Securities.

    (m) Registration Rights. Debtor agrees that it will not release, discharge or modify in any way its Registration Rights (except as set forth in the Lehman Purchase Documents) without the prior written consent of Secured Party.

    (n) Reasonable Efforts to Sell; Conveyance of Collateral; Non-Recourse. Notwithstanding anything to the contrary contained herein, the obligations of Debtor to Secured Party contained herein and the Rights of Secured Party with respect to the Collateral are subject to Sections 5.7, 5.8, and 5.9 of the Credit Agreement.

    DEFAULT; REMEDIES. If a Default exists, Secured Party may, at its election (but subject to the terms and conditions of the Credit Agreement), exercise any and all Rights available to a secured party under the UCC, in addition to any and all other Rights afforded by the Loan Papers, at Law, in equity, or otherwise, including, without limitation, (a) requiring Debtor to assemble all or part of the Collateral and make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to Debtor and Secured Party, (b) surrendering any policies of insurance on all or part of the Collateral and receiving and applying the unearned premiums as a credit on the Obligation, (c) applying by appropriate judicial proceedings for appointment of a receiver for all or part of the Collateral (and Debtor hereby consents to any such appointment), and (d) applying to the Obligation any cash held by Secured Party under this Security Agreement. If a foreclosure sale on Pledged Securities is subject to Section 9 herein, then Secured Party will not foreclose on such Pledged Securities unless it has given at least ten (10) days written notice to Debtor and to the FCC, to the extent such notice is required under 47C.F.R. 22.937(f).

        Notice. To the extent that any notice of a public, private or other foreclosure sale is required under the UCC, such notice shall be sent to Debtor and to any other Person entitled to notice under the UCC; provided that, if any of the Collateral threatens to decline speedily in value or is of the type customarily sold on a recognized market, Secured Party may sell or otherwise dispose of the Collateral without notification, advertisement, or other notice of any kind.

        Sales of Pledged Securities.

        (i) Debtor agrees that, because of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder (collectively, the "Securities Act"), or any other Laws or regulations, and for other reasons, there may be legal or practical restrictions or limitations affecting Secured Party in any attempts to dispose of certain portions of the Pledged Securities and for the enforcement of its Rights. For these reasons, Secured Party is hereby authorized by Debtor, but not obligated, upon the occurrence and during the continuation of a Default, to sell all or any part of the Pledged Securities at private sale, subject to investment letter or in any other manner which will not require the Pledged Securities, or any part thereof, to be registered in accordance with the Securities Act or any other Laws or regulations, at a reasonable price at such private sale or other distribution in the manner mentioned above. Debtor understands that Secured Party may in its discretion approach a limited number of potential purchasers and that a sale under such circumstances may yield a lower price for the Pledged Securities, or any part thereof, than would otherwise be obtainable if such Collateral were either afforded to a larger number or potential purchasers, registered under the Securities Act, or sold in the open market. Debtor agrees that any such private sale made under this Paragraph 7(b) shall be deemed to have been made in a commercially reasonable manner, and that Secured Party has no obligation to delay the sale of any Pledged Securities to permit the issuer thereof to register it for public sale under any applicable federal or state securities Laws.

        (ii) Secured Party is authorized, in connection with any such sale, (A) to restrict the prospective bidders on or purchasers of any of the Pledged Securities to a limited number of sophisticated investors who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or sale of any of such Pledged Securities, and (B) to impose such other limitations or conditions in connection with any such sale as Secured Party reasonably deems necessary in order to comply with applicable Law. Debtor covenants and agrees that it will execute and deliver such documents and take such other action as Secured Party reasonably deems necessary in order that any such sale may be made in compliance with applicable Law. Upon any such sale Secured Party shall have the right to deliver, assign, and transfer to the purchaser thereof the Pledged Securities so sold. Each purchaser at any such sale shall hold the Pledged Securities so sold absolutely free from any claim or Right of Debtor of whatsoever kind, including any equity or right of redemption of Debtor. Debtor, to the extent permitted by applicable Law, hereby specifically waives all rights of redemption, stay, or appraisal which it has or may have under any Law now existing or hereafter enacted.

        (iii) To the extent that any notice of a public, private or other foreclosure sale is required under the UCC, Debtor agrees that ten (10) days' written notice from Secured Party to Debtor of Secured Party's intention to make any such public, private or other foreclosure sale shall constitute "reasonable authenticated notification" within the meaning of the UCC. Such notice shall (A) in case of a public sale, state the time and place fixed for such sale, and (B) in the case of a private sale, state the day after which such sale may be consummated. Any public sale shall be held at such time or times within ordinary business hours and at such place or places as Secured Party may fix in the notice of such sale. At any such sale, the Pledged Securities may be sold in one lot as an entirety or in separate parcels, as Secured Party may reasonably determine. Secured Party shall not be obligated to make any such sale pursuant to any such notice. Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned.

        (iv) In case of any sale of all or any part of the Pledged Securities on credit or for future delivery, the Pledged Securities so sold may be retained by Secured Party until the selling price is paid by the purchaser thereof, but Secured Party shall not incur any liability in case of the failure of such purchaser to take up and pay for the Pledged Securities so sold and in case of any such failure, such Pledged Securities may again be sold. Secured Party, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell the Pledged Securities, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

        (v) Without limiting the foregoing, or imposing upon Secured Party any obligations or duties not required by applicable Law, Debtor acknowledges and agrees that, in foreclosing upon any of the Pledged Securities, or exercising any other Rights or remedies provided Secured Party hereunder or under applicable Law, Secured Party may, but shall not be required to, (A) qualify or restrict prospective purchasers of the Pledged Securities by requiring evidence of sophistication or creditworthiness and, to the extent Required Consents are necessary as contemplated by Section 9 hereof, evidence of capability to obtain such Required Consents, and requiring the execution and delivery of confidentiality agreements or other documents and agreements as a condition to such prospective purchasers' receipt of information regarding the Pledged Securities or participation in any public or private foreclosure sale process, (B) provide to prospective purchasers business and financial information regarding Debtor, Guarantors or Communications available in the files of Secured Party at the time of commencing the foreclosure process, without the requirement that Secured Party obtain, or seek to obtain, any updated business or financial information or verify, or certify to prospective purchasers, the accuracy of any such business or financial information, or (C) offer for sale and sell the Pledged Securities with, or without, first employing an appraiser, investment banker, or broker with respect to the evaluation of the Pledged Securities, the solicitation of purchasers for Pledged Securities, or the manner of sale of Pledged Securities.

        Application of Proceeds. Secured Party shall apply the proceeds of any sale or other disposition of the Collateral under this Paragraph 7 in the following order: first, to the payment of all expenses incurred in retaking, holding, and preparing any of the Collateral for sale(s) or other disposition, in arranging for such sale(s) or other disposition, and in actually selling or disposing of the same (all of which are part of the Obligation); second, toward repayment of amounts expended by Secured Party under Paragraph 8; third, toward payment of the balance of the Obligation in the order and manner specified in the Credit Agreement. Any surplus remaining shall be delivered to Debtor or as a court of competent jurisdiction may direct. Subject to Section 5.8 of the Credit Agreement, if the proceeds are insufficient to pay the Obligation in full, Debtor shall remain liable for any deficiency.

        Rule 144 Securities. Some of the Pledged Shares are or may be deemed restricted or control securities for purposes of Rule 144 of the General Regulations of the Securities Act of 1933 ("Rule 144") promulgated by the Securities and Exchange Commission ("SEC"). These securities ("Rule 144 Securities") comprise all or part of the Collateral held by Secured Party subject to the terms and conditions of this Security Agreement.

        (i) Rule 144 Warranty. Debtor represents and warrants that the holding period computed in accordance with Rule 144 for all Rule 144 Securities constituting Collateral hereunder is as set forth in Section 5(d) above.

        (ii) Rule 144 Covenants. Debtor covenants and agrees that:

        (A) Except as permitted by the Credit Agreement, Debtor will not sell any securities of the same class or convertible into the same class of securities as the Rule 144 Securities, whether or not such securities are pledged hereunder, from the date hereof until the Obligation has been paid in full, and in the event of any such sale consented to by Secured Party will furnish the Secured Party with a copy of any Form 144 filed in respect of such sale. Except as otherwise set forth in the Credit Agreement, Debtor will cause any person, party or entity with whom it shall be deemed one "person" for purposes of Rule 144(a)(2) to refrain from selling any securities of the same class or convertible into the same class of securities as the Rule 144 Securities, whether or not such securities are pledged hereunder, from the date hereof until the Obligation has been paid in full, and in the event of any such sale consented to by Secured Party will furnish the Secured Party with a copy of any Form 144 filed in respect of such sale.

        (B) Debtor will cooperate fully with Secured Party with respect to any sale by Secured Party, during the continuance of a Default, of any of the Rule 144 Securities, including full and complete compliance with all requirements of Rule 144 and will give to Secured Party all information and will do all things necessary, including the execution of all documents, forms, instruments and other items, to comply with Rule 144, for the complete and unrestricted sale and/or transfer of the Rule 144 Securities during the continuance of a Default and will exercise its best efforts to have the issuer of such securities, upon the request of Secured Party, take all such action as may be required to satisfy the applicable public information requirements of Rule 144(c).

        (C) Debtor will use its best efforts, upon Secured Party's written request, to obtain and publish all information necessary to satisfy Rule 144 in the event any issuer of Rule 144 Securities is not current in its filings under the Securities Exchange Act of 1934 at the time of a foreclosure sale by Secured Party.

        (D) In the event any issuer of Rule 144 Securities defaults in its reporting obligations under the Securities Exchange Act of 1934, Secured Party may require Debtor to substitute new Collateral satisfactory to Secured Party in its discretion for such securities.

        (E) The provisions of subparagraph (A) immediately preceding shall not apply during any period that (I) the holding period computed in accordance with Rule 144 for all Rule 144 Securities then constituting Collateral has reached two (2) years, and (II) if the Collateral described in the immediately preceding clause exceeds ten percent (10%) of the issued and outstanding shares of any issuer, counsel for Secured Party determines that Secured Party is not an affiliate of such issuer under paragraph (a)(1) of Rule 144.

        Assignment of Intangibles. Without limiting any other rights and remedies of Secured Party if, following a Default, Secured Party elects (by notice to Debtor) to foreclose on all or any Pledged Shares, then Debtor (i) assigns to Secured Party the Intangibles, such assignment to be effective upon Secured Party's notice to Debtor of Secured Party's election to foreclose, without further action of Debtor, (ii) agrees that Secured Party may, at its election (but subject to the terms and conditions of the Credit Agreement), exercise Debtor's rights in, to and under the Intangibles, and enforce the Intangibles, either in the name of Debtor or in the name of Secured Party, and (iii) shall take any and all actions required by Secured Party to facilitate such exercise or enforcement by Secured Party. As assignee of the Intangibles, including the Registration Rights, Secured Party's rights in the Intangibles, including the Registration Rights, shall not exceed the rights of Debtor. Secured Party's rights in the Registration Rights shall be subject to the terms, conditions, covenants, and limitations contained in (i) the Stockholder Agreement, and (ii) Article 7 of the Lehman Purchase Documents. Secured Party shall not amend or delete the preceding sentence without the approval of LB I Group, Inc., a Delaware corporation, which shall be an intended third party beneficiary of the preceding sentence.

    OTHER RIGHTS OF SECURED PARTY.

        Performance. If Debtor fails to keep the Collateral in good repair, working order, and condition, as required in this Security Agreement, or fails to pay when due all Taxes on any of the Collateral in the manner required by the Loan Papers, or fails to preserve the priority of the Security Interest in any of the Collateral, or fails to keep the Collateral insured (with respect to tangible personal property) as required by this Security Agreement, or otherwise fails to perform any of its obligations under the Loan Papers with respect to the Collateral, then Secured Party may, at its option, but without being required to do so, make such repairs, pay such Taxes, prosecute or defend any suits in relation to the Collateral, or insure and keep insured the Collateral in any amount deemed appropriate by Secured Party, or take all other action which Debtor is required, but has failed or refused, to take under the Loan Papers. Any sum which may be expended or paid by Secured Party under this subparagraph (including, without limitation, court costs and reasonable attorneys' fees) shall bear interest from the dates of expenditure or payment at the Default Rate until paid and, together with such interest, shall be payable by Debtor to Secured Party upon demand and shall be part of the Obligation.

        Collection. If a Default exists and upon notice from Secured Party, each Obligor with respect to any payments on any of the Collateral (including, without limitation, dividends and other distributions with respect to Pledged Securities, payments on notes receivable, insurance proceeds payable by reason of loss or damage to any of the Collateral, or deposit accounts) is hereby authorized and directed by Debtor to make payment directly to Secured Party, regardless of whether Debtor was previously making collections thereon. If a Default exists, Secured Party shall have the Right in its own name or in the name of Debtor to compromise or extend time of payment with respect to all or any portion of the Collateral for such amounts and upon such terms as Secured Party may determine; to demand, collect, receive, receipt for, sue for, compound, and give acquittances for any and all amounts due or to become due with respect to Collateral; to take control of cash and other proceeds of any Collateral; to endorse the name of Debtor on any notes, acceptances, checks, drafts, money orders, or other evidences of payment on Collateral that may come into the possession of Secured Party; to sign the name of Debtor on any invoice or bill of lading relating to any Collateral, on any drafts against Obligors or other Persons making payment with respect to Collateral, on assignments and verifications of accounts or other Collateral and on notices to Obligors making payment with respect to Collateral; to send requests for verification of obligations to any Obligor; and to do all other acts and things necessary to carry out the intent of this Security Agreement. If a Default exists and any Obligor fails or refuses to make payment on any Collateral when due, Secured Party is authorized, in its sole discretion, either in its own name or in the name of Debtor, to take such action as Secured Party shall deem appropriate for the collection of any amounts owed with respect to Collateral or upon which a delinquency exists. Regardless of any other provision hereof, however, Secured Party shall never be liable for its failure to collect, or for its failure to exercise diligence in the collection of, any amounts owed with respect to Collateral, nor shall it be under any duty whatsoever to anyone except Debtor to account for funds that it shall actually receive hereunder. Without limiting the generality of the foregoing, Secured Party shall have no responsibility for ascertaining any maturities, calls, conversions, exchanges, offers, tenders, or similar matters relating to any Collateral, or for informing Debtor with respect to any of such matters (irrespective of whether Secured Party actually has, or may be deemed to have, knowledge thereof).

        Record Ownership of Securities. If a Default exists, Secured Party at any time may have any Collateral that is Pledged Securities and that is in the possession of Secured Party, or its nominee or nominees, registered in its name, or in the name of its nominee or nominees, as pledgee; and, as to any Pledged Securities so registered, Debtor shall execute and deliver (or cause to be executed and delivered) to Secured Party all such proxies, powers of attorney, dividend coupons or orders, and other documents as Secured Party may reasonably request for the purpose of enabling Secured Party to exercise the voting Rights and powers which it is entitled to exercise under this Security Agreement or to receive the dividends and other payments in respect of such Collateral that is Pledged Securities which it is authorized to receive and retain under this Security Agreement.

        Voting of Securities. As long no Default exists, Debtor is entitled to exercise all voting Rights pertaining to any Collateral that is Pledged Securities. If a Default exists and is continuing, and if Secured Party elects to exercise such Right by delivering written notice of such election to Debtor, then the Right to vote any Collateral that is Pledged Securities shall be vested exclusively in Secured Party. To this end, Debtor hereby irrevocably constitutes and appoints Secured Party the proxy and attorney-in-fact of Debtor, with full power of substitution, to vote, and to act with respect to, any and all Collateral that is Pledged Securities standing in the name of Debtor or with respect to which Debtor is entitled to vote and act, subject to the understanding that such proxy may not be exercised unless a Default exists and is continuing. The proxy herein granted is coupled with an interest, is irrevocable, and shall continue until the Obligation has been paid and performed in full.

        Certain Proceeds. Except as provided for in the Credit Agreement including, without limitation, Section 3.3 thereof, notwithstanding any contrary provision herein, any and all stock dividends or distributions in property made on or in respect of any Pledged Securities, and any proceeds of any Pledged Securities, whether such dividends, distributions, or proceeds result from a subdivision, combination, or reclassification of the outstanding capital stock of any issuer thereof or as a result of any merger, consolidation, acquisition, or other exchange of assets to which any issuer may be a party, or otherwise, shall be part of the Collateral hereunder, shall, if received by Debtor, be held in trust for the benefit of Secured Party, and shall forthwith be delivered to Secured Party (accompanied by proper instruments of assignment and/or stock and/or bond powers executed by Debtor in accordance with Secured Party's instructions) to be held subject to the terms of this Security Agreement. Any cash proceeds of Collateral which come into the possession of Secured Party (including, without limitation, insurance proceeds) may, at Secured Party's option, be applied in whole or in part to the Obligation (to the extent then due), be released in whole or in part to or on the written instructions of Debtor for any general or specific purpose, or be retained in whole or in part by Secured Party as additional Collateral; provided, however, that cash proceeds of Collateral that are the result of the events described in Sections 3.3(a) and (b) of the Credit Agreement shall be applied in accordance with the terms of such section. Furthermore, prior to the occurrence of a Default, Debtor shall be entitled to receive, and not by delivery to Secured Party, non-liquidating Distributions (as defined in the Credit Agreement) made from time to time by Dobson Parkway, L.L.C., to its members generally, in the ordinary course of its business, in the amount of up to $45,000 per month; and, without limiting the foregoing, during each Anniversary Period (as defined in the Credit Agreement), Debtor shall make payments to Secured Party, as a result of payments or Distributions made on account of the Debt or equity instruments or securities issued to Debtor by Logix Enterprises, in the amount of at least $3,000,000 (each a "Minimum Payment"). In its discretion, Debtor may cover shortfalls in Minimum Payments through (i) subject to Section 8.18 of the Credit Agreement, the sale by Debtor of Released Shares (as defined in the Credit Agreement) or (ii) subject to Section 3.3(a) of the Credit Agreement, prior to the occurrence of a Default or Potential Default, the sale by Debtor of shares of Communications constituting Collateral so long as the price per share of any Collateral shares sold is not below $7.00 per share. Any payments made as a result of payments or Distributions made on account of the Debt or equity instruments or securities issued to Debtor by Logix Enterprises in excess of $3,000,000 per Anniversary Period, shall reduce future Minimum Payments on a pro rata basis. All other collateral in the possession of Secured Party may be invested by Secured Party in certificates of deposit issued by Secured Party (if Secured Party issues such certificates) or by any state or national bank having combined capital and surplus greater than $100,000,000 with a rating from Moody's and S&P of P-1 and A-1+, respectively, or in securities issued or guaranteed by the United States of America or any agency thereof. Secured Party shall never be obligated to make any such investment and shall never have any liability to Debtor for any loss which may result therefrom. All interest and other amounts earned from any investment of Collateral may be dealt with by Secured Party in the same manner as other cash Collateral. The provisions of this subparagraph are applicable whether or not a Default or Potential Default exists.

        Use and Operation of Collateral. Should any Collateral come into the possession of Secured Party, Secured Party may use or operate such Collateral for the purpose of preserving it or its value pursuant to the order of a court of appropriate jurisdiction or in accordance with any other Rights held by Secured Party in respect of such Collateral. Debtor covenants to promptly reimburse and pay to Secured Party, at Secured Party's request, the amount of all reasonable expenses (including, without limitation, the cost of any insurance and payment of Taxes or other charges) incurred by Secured Party in connection with its custody and preservation of Collateral, and all such expenses, costs, Taxes, and other charges shall bear interest at the Default Rate until repaid and, together with such interest, shall be payable by Debtor to Secured Party upon demand and shall become part of the Obligation. However, the risk of accidental loss or damage to, or diminution in value of, Collateral is on Debtor, and Secured Party shall have no liability whatever for failure to obtain or maintain insurance, nor to determine whether any insurance ever in force is adequate as to amount or as to the risks insured. With respect to Collateral that is in the possession of Secured Party, Secured Party shall have no duty to fix or preserve Rights against prior parties to such Collateral and shall never be liable for any failure to use diligence to collect any amount payable in respect of such Collateral, but shall be liable only to account to Debtor for what it may actually collect or receive thereon. The provisions of this subparagraph are applicable whether or not a Default exists.

        Power of Attorney. For use following and during the continuation of a Default, Debtor hereby irrevocably constitutes and appoints Secured Party as Debtor's attorney-in-fact, with full irrevocable power and authority in the place and stead of Debtor and in the name of Debtor, Secured Party or otherwise, from time to time in Secured Party's discretion, for the sole purpose of carrying out the terms of this Security Agreement, enforcing Secured Party's rights under this Security Agreement (including, without limitation, Section 7(f) hereof), and, to the extent permitted by applicable Law, to take any action and to execute any document and instrument which Secured Party may deem necessary or advisable to execute on behalf of Debtor any continuation statement with respect to the Security Interests created hereby, and to do any and all acts and things to protect, preserve and (following a Default) foreclose upon the Collateral, including, without limitation, the protection and prosecution of all Rights included in the Collateral.

        Purchase Money Collateral. To the extent that Secured Party has advanced or will advance funds to or for the account of Debtor to enable Debtor to purchase or otherwise acquire Rights in Collateral, Secured Party, at its option, may pay such funds (i) directly to the Person from whom Debtor will make such purchase or acquire such Rights, or (ii) to Debtor, in which case Debtor covenants to promptly pay the same to such Person, and forthwith furnish to Secured Party evidence satisfactory to Secured Party that such payment has been made from the funds so provided.

        Subrogation. If any of the Obligation is given in renewal or extension or applied toward the payment of indebtedness secured by any Lien, Secured Party shall be, and is hereby, subrogated to all of the Rights, titles, interests, and Liens securing the indebtedness so renewed, extended, or paid.

    (j) Lehman Optioned Stock. Notwithstanding anything to the contrary contained in this Security Agreement, Secured Party acknowledges that, as more fully described in that certain Bailee Agreement dated as of August 28, 2001 among Secured Party, Debtor, and Lehman, Lehman holds the certificates representing the Lehman Optioned Stock, Secured Party's security interest in the Lehman Optioned Stock is subject to Lehman's option therein, and Secured Party's security interest in all or part of the Lehman Optioned Stock shall automatically be released upon Lehman's exercise of its option to purchase such stock and payment for such stock.

    (K) Indemnification. Debtor hereby assumes all liability for the Collateral, for the Security Interest, and for any use, possession, maintenance, and management of, all or any of the Collateral, including, without limitation, any Taxes arising as a result of, or in connection with, the transactions contemplated herein, and agrees to assume liability for, and to indemnify and hold Secured Party harmless from and against, any and all claims, causes of action, or liability, for injuries to or deaths of Persons and damage to property, howsoever arising from or incident to such use, possession, maintenance, and management, whether such Persons be agents or employees of Debtor or of third parties, or such damage be to property of Debtor or of others. Debtor agrees to indemnify, save, and hold Secured Party harmless from and against, and covenants to defend Secured Party against, any and all losses, damages, claims, costs, penalties, liabilities, and expenses (collectively, "Claims"), including, without limitation, court costs and attorneys' fees, and any of the foregoing arising from the negligence of Secured Party, or any of their respective officers, employees, agents, advisors, employees, or representatives, howsoever arising or incurred because of, incident to, or with respect to Collateral or any use, possession, maintenance, or management thereof; provided, however, that the indemnity set forth in this Paragraph 8(L) will not apply to Claims caused by the gross negligence or willful misconduct of Secured Party. The Secured Party shall be limited to recovery against the Collateral only to the extent set forth in Section 5.9 of the Credit Agreement.

    ACKNOWLEDGMENT OF REGULATORY CONSIDERATIONS

    If any consents, authority, or approval of the FCC or any applicable PUC (collectively, "Required Consents") is required in connection with the exercise by Secured Party of any Rights granted, or action to be taken, hereunder with respect to the Collateral, then the following provisions shall apply:

        FCC Approval. Notwithstanding anything to the contrary contained in this Security Agreement, Secured Party will not consummate any foreclosure sale or take any other actions pursuant to this Security Agreement which would constitute a transfer of control or an assignment of an FCC License if such transfer of control or assignment would require under then-existing Law (including the written rules and regulations promulgated by the FCC or any other applicable PUC with jurisdiction) any Required Consents, without first obtaining Required Consents. To the fullest extent permitted by applicable Laws, Secured Party nevertheless may, without limiting other rights and remedies available to it by applicable Laws or agreement, give notice of a proposed foreclosure sale, prepare for such sale, and conduct such sale, subject to a requirement (to the extent required by applicable Laws) that such sale will not be consummated until Required Consents are obtained. In such event, Debtor acknowledges that, if such Required Consents are not obtained, then Secured Party may conduct a new foreclosure sale, and exercise other rights and remedies available to it under applicable Laws or agreement. Debtor further acknowledges that any such approval process would substantially delay the consummation of a foreclosure sale, significantly restrict the number of possible bidders at any such foreclosure sale, and reduce the price which would be bid or paid in connection with any such foreclosure sale; and notwithstanding the foregoing, conduct of such a foreclosure, subject to such approval procedure, shall be commercially reasonable and Secured Party shall have no obligation or liability to Debtor in connection therewith.

        Actions by Debtor. Debtor agrees to take, and cause to be taken, any action which Secured Party may reasonably request in order to obtain and enjoy the full Rights and benefits granted to Secured Party by this Security Agreement and any other instruments or agreements executed pursuant hereto, including, without limitation, Debtor, at its sole cost and expense, agrees to use its best efforts to secure Required Consents and to cooperate with Secured Party in any action commenced by Secured Party to secure such consent. Upon the occurrence and during the continuation of a Default or Potential Default, Debtor shall promptly prepare and execute or cause the preparation and execution (including the preparation and execution by Communications) of all applications, certificates, instruments, and other documents and papers that may be required to file in order to obtain any Required Consents, and if Debtor fails or refuses to prepare or execute (or cause preparation and execution of) such documents, then, on the order of any court of competent jurisdiction, the Clerk of the Court with jurisdiction may prepare and execute such documents on behalf of Debtor. Debtor will use its best efforts to have Communications cooperate in all lawful respects in an effort to obtain Required Consents. Debtor further recognizes that a violation of this covenant would result in irreparable harm to Secured Party for which monetary damages are not readily ascertainable and which might not fully compensate Secured Party. Therefore, in addition to any other remedy which may be available to Secured Party, at Law or in equity, Secured Party shall have the remedy of specific performance of the provisions of this subsection.

        Subsequent Actions by Debtor. Debtor agrees that if, for any reason, the FCC or any applicable PUC with jurisdiction does not approve within a reasonable period of time the initial application for approval of the transfer of control, then Paragraphs 9(a) and (b) above hereof shall be applicable to any subsequent application for transfer of control pursuant to action taken by Secured Party in the exercise of its Rights hereunder or under the Loan Papers. With respect to each subsequent proposed purchaser(s), Debtor agrees to execute all such applications and other documents and take all such other action as may be reasonably requested by Secured Party at any time and from time to time in order to obtain the approval by the FCC or any applicable PUC. Exercise by Secured Party of the Right to such cooperation shall not be exhausted by the initial or any subsequent exercise thereof.

    MISCELLANEOUS.

        Continuing Security Interest. This Security Agreement creates a continuing security interest in the Collateral and shall (i) remain in full force and effect until the termination of the obligations of Secured Party to make any advance under the Credit Agreement and the payment in full of the Obligation or the Obligation is forgiven pursuant to Section 5.8 of the Credit Agreement; (ii) be binding upon Debtor, its successors, and assigns; and (iii) inure to the benefit of and be enforceable by the Secured Party, and its respective successors, transferees, and assigns. Without limiting the generality of the foregoing clause (iii), the Secured Party may assign or otherwise transfer any of its respective Rights under this agreement to any other Person, and to the extent of such assignment or transfer such Person shall thereupon become vested with all the Rights and benefits in respect thereof granted herein or otherwise to the Secured Party. Upon payment in full of the Obligation and the termination of the commitment of Secured Party to extend credit or the extinguishment of the Obligation pursuant to Section 5.8 of the Credit Agreement, Debtor shall be entitled to the return, upon its request and at its expense, of such of the Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

        Loan Papers. This Security Agreement is one of the "Loan Papers" referred to in the Credit Agreement.

        Term. Upon full and final payment and performance of the Obligation or the extinguishment of the Obligation pursuant to Section 5.8 of the Credit Agreement, this agreement shall thereafter terminate upon receipt by Secured Party of Debtor's written notice of such termination; provided that no Obligor, if any, on any of the Collateral shall ever be obligated to make inquiry as to the termination of this agreement, but shall be fully protected in making payment directly to Secured Party until actual notice of such total payment of the Obligation is received by such Obligor.

        Actions Not Releases. The Security Interest and Debtor's obligations and Secured Party's Rights hereunder shall not be released, diminished, impaired, or adversely affected by the occurrence of any one or more of the following events: (i) the taking or accepting of any other security or assurance for any or all of the Obligation; (ii) any release, surrender, exchange, subordination, or loss of any security or assurance at any time existing in connection with any or all of the Obligation; (iii) the modification of, amendment to, or waiver of compliance with any terms of any of the other Loan Papers without the notification or consent of Debtor, except as required therein (the Right to such notification or consent being herein specifically waived by Debtor); (iv) the insolvency, bankruptcy, or lack of corporate or trust power of any party at any time liable for the payment of any or all of the Obligation, whether now existing or hereafter occurring; (v) any renewal, extension, or rearrangement of the payment of any or all of the Obligation, either with or without notice to or consent of Debtor, or any adjustment, indulgence, forbearance, or compromise that may be granted or given by Secured Party to Debtor; (vi) any neglect, delay, omission, failure, or refusal of Secured Party to take or prosecute any action in connection with any other agreement, document, guaranty, or instrument evidencing, securing, or assuring the payment of all or any of the Obligation; (vii) any failure of Secured Party to notify Debtor of any renewal, extension, or assignment of the Obligation or any part thereof, or the release of any security, or of any other action taken or refrained from being taken by Secured Party against Debtor or any new agreement between Secured Party and Debtor, it being understood that Secured Party shall not be required to give Debtor any notice of any kind under any circumstances whatsoever with respect to or in connection with the Obligation, including, without limitation, notice of acceptance of this Security Agreement or any Collateral ever delivered to or for the account of Secured Party hereunder; (viii) the illegality, invalidity, or unenforceability of all or any part of the Obligation against any party obligated with respect thereto by reason of the fact that the Obligation, or the interest paid or payable with respect thereto, exceeds the amount permitted by Law, the act of creating the Obligation, or any part thereof, is ultra vires, or the officers, partners, or trustees creating same acted in excess of their authority, or for any other reason; or (ix) if any payment by any party obligated with respect thereto is held to constitute a preference under applicable Laws or for any other reason Secured Party is required to refund such payment or pay the amount thereof to someone else.

        Waivers. Except to the extent expressly otherwise provided herein or in other Loan Papers and to the fullest extent permitted by applicable Law, Debtor waives (i) any Right to require Secured Party to proceed against any other Person, to exhaust its Rights in Collateral, or to pursue any other Right which Secured Party may have; (ii) with respect to the Obligation, presentment and demand for payment, protest, notice of protest and nonpayment, and notice of the intention to accelerate; and (iii) all Rights of marshaling in respect of any and all of the Collateral.

        Financing Statement. Secured Party shall be entitled at any time to file this Security Agreement or a carbon, photographic, or other reproduction of this Security Agreement, as a financing statement, but the failure of Secured Party to do so shall not impair the validity or enforceability of this Security Agreement. Debtor hereby irrevocably authorizes Secured Party at any time and from time to time to file in any UCC jurisdiction any initial financing statements and amendments thereto (without the requirement for Debtor's signature thereon) that (i) indicate the Collateral as set forth herein, and (ii) contain any other information required by Article 9 of the UCC of the state or such jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including whether the Company is an organization, the type of organization, and any organization identification number issued to Debtor.

        Amendments. This instrument may be amended only by an instrument in writing executed jointly by Debtor and Secured Party, and supplemented only by documents delivered or to be delivered in accordance with the express terms hereof.

        Multiple Counterparts. This Security Agreement has been executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one agreement; but, in making proof of this Security Agreement, it shall not be necessary to produce or account for more than one such counterpart.

        Parties Bound; Assignment. This Security Agreement shall be binding on Debtor and Debtor's heirs, legal representatives, successors, and assigns and shall inure to the benefit of Secured Party and Secured Party's successors and assigns, except that, Debtor may not, without the prior written consent of Secured Party, assign any Rights, duties, or obligations hereunder.

        GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED AS TO ITS VALIDITY, INTERPRETATION, AND EFFECT IN ACCORDANCE WITH THE LAWS OF THE STATE OF OKLAHOMA, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT IF THE VALIDITY OR PERFECTION OF THE SECURITY INTERESTS HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF OKLAHOMA. UNLESS THE CONTEXT OTHERWISE REQUIRES, ALL TERMS USED HEREIN WHICH ARE DEFINED IN THE UNIFORM COMMERCIAL CODE AS ENACTED IN THE STATE OF OKLAHOMA SHALL HAVE THE MEANINGS THEREIN STATED.

        This Security Agreement is in amendment and restatement in its entirety of the Existing Pledge Agreement.

EXECUTED as of the date first stated in this Security Agreement.

DOBSON CC LIMITED PARTNERSHIP

as Debtor

By: RLD, INC.

By:

Name:

Title:

BANK OF AMERICA, N.A.,

as Secured Party

By:

Lynn D. Simmons, Senior Vice President